SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

LIMITED BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

Annual Meeting of Stockholders

and Proxy Statement

May 17, 2004

April 14, 2004

DEAR STOCKHOLDER:

You are cordially invited to attend our 2004 annual meeting of stockholders to be held at 9:00 a.m., Eastern Time, on May 17, 2004, at our offices located at Three Limited Parkway, Columbus, Ohio, 43230. Our Investor Relations telephone number is (614) 415-7076 should you require assistance in finding the location of the meeting. The formal Notice of Annual Meeting of Stockholders and proxy statement are attached. I hope that you will be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of Limited Brands.

The matters to be acted upon by our stockholders are discussed in the Notice of Annual Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached proxy statement, would you kindly sign, date and return the enclosed proxy card or vote by telephone or by Internet as described on the enclosed proxy card. Your vote is important regardless of the number of shares you own.

Sincerely yours,

/s/ Leslie H. Wexner

Leslie H. Wexner

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 17, 2004

April 14, 2004

TO OUR STOCKHOLDERS:

We are pleased to invite you to attend our 2004 annual meeting of stockholders to:

•	Elect four directors to serve for terms of three years.

•	Adopt the 2004 Restatement of the 1993 Stock Option and Performance Incentive Plan to increase the number of shares of common stock issuable under the plan.

•	Transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 31, 2004 may vote at the meeting.

Your vote is important. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.

By Order of the Board of Directors

/s/ Leslie H. Wexner

Leslie H. Wexner

Chairman of the Board

PROXY STATEMENT TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Board of Directors of Limited Brands, Inc. is soliciting your proxy to vote at our 2004 annual meeting of stockholders (or at any adjournment of the meeting). This proxy statement summarizes the information you need to know to vote at the meeting. “We,” “our,” “Limited Brands” and the “Company” refer to Limited Brands, Inc.

We began mailing this proxy statement and the enclosed proxy card on or about April 16, 2004 to all stockholders entitled to vote. Limited Brands’ 2003 Annual Report, which includes our financial statements, is being sent with this proxy statement.

Date, time and place of meeting

Date:	May 17, 2004

Time:	9:00 a.m., Eastern Time

Place:	Three Limited Parkway, Columbus, Ohio

Shares entitled to vote

Stockholders entitled to vote are those who owned Limited Brands common stock (which we refer to throughout this proxy statement as “Common Stock”) at the close of business on the record date, March 31, 2004. As of the record date, there were 523,852,057 shares of Common Stock outstanding. This number does not reflect the Company’s purchase of 50,632,881 shares in its recently completed issuer tender offer. Shares were not purchased under the tender offer until after the record date. All shares outstanding on the record date are entitled to vote, even if they subsequently were purchased in the tender offer. Each share of Common Stock that you own entitles you to one vote.

Voting your shares

Whether or not you plan to attend the annual meeting, we urge you to vote. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. If you are voting by mail, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you are voting by telephone or the Internet, please use the telephone or Internet voting procedures set forth on the enclosed proxy card. Returning the proxy card or voting via telephone or the Internet will not affect your right to attend the meeting and vote.

The enclosed proxy card indicates the number of shares that you own.

Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us or vote via telephone or the Internet in time to vote, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you sign the proxy card or vote via telephone or the Internet but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares:

•	“FOR” the election of four nominees for director (as described on page 3).

•	“FOR” the 2004 Restatement of the 1993 Stock Option and Performance Incentive Plan (as amended and restated, the “Stock Plan”), which increases the number of shares of Common Stock issuable under the predecessor to the Stock Plan (as described on pages 10-16).

If any other matter is properly presented at the meeting, your proxy will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.

Revoking your proxy

You may revoke your proxy by:

•	submitting a later dated proxy (including a proxy via telephone or the Internet),

•	notifying our Secretary in writing before the meeting that you have revoked your proxy, or

•	voting in person at the meeting.

Voting in person

If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 31, 2004, the record date for voting.

Appointing your own proxy

If you want to give your proxy to someone other than the individuals named as proxies on the proxy card, you may cross out the names of those individuals and insert the name of the individual you are authorizing to vote. Either you or that authorized individual must present the proxy card at the meeting.

Quorum requirement

A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of shares representing one-third of the votes of the Common Stock entitled to vote constitutes a quorum. Abstentions and broker “non-votes” are counted as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Vote necessary to approve proposals

Item	Vote Necessary
Election of directors*	Directors are elected by a plurality of the votes represented by the shares of Common Stock present at the meeting in person or by proxy. This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot.

Adoption of the Stock Plan to increase the number of shares of Common Stock issuable under the predecessor to the Stock Plan

Adoption of the Stock Plan to increase the number of shares of common stock issuable under the predecessor to the Stock Plan requires the approval by a majority of votes cast on the proposal in person or by proxy provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

*	Under New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name, your broker is permitted to vote your shares on these items even if it does not receive voting instructions from you.

ELECTION OF DIRECTORS

Our Nominating & Governance Committee has nominated four directors for election at the annual meeting. If you elect the four nominees, they will hold office for a three-year term expiring at the 2007 annual meeting or until their successors have been elected. All nominees are currently serving on our Board of Directors.

Your proxy will vote for each of the nominees unless you specifically withhold authority to vote for a particular nominee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Nominating & Governance Committee. We do not know of any nominee who would be unable to serve as a director if elected.

Stockholders wishing to nominate directors for election may do so by delivering to the Secretary of the Company, no later than fourteen days before the annual meeting, a notice stating (a) the name, age, business address and, if known, residence address of each nominee proposed in the notice, (b) the principal occupation or employment of each nominee and (c) the number of shares of Common Stock beneficially owned by each nominee. No person may be elected as a director unless he or she has been nominated by a stockholder in this manner or by the Nominating & Governance Committee.

The Board of Directors recommends that you vote FOR the election of all of the following nominees:

Nominees and directors

Nominees for Election at the 2004 Annual Meeting.

Eugene M. Freedman	Director since 1995	Age 72

Mr. Freedman is a limited partner in Monitor Company Group Limited Partnership, an international business strategy and consulting firm, which he joined in 1995. He was a founder, Managing Director and President of Monitor Clipper Partners, a private equity firm, from its formation in 1997 until the end of 1999, and, from 1999 until the end of 2002, he was a Senior Advisor of that firm. Mr. Freedman is a director of Concord Coalition, eCredit.com, Inc., e-Studio Live, Inc., JNET Enterprises, Inc., Outcome Sciences, Inc. and Pathmark Stores, Inc., and he is on the advisory board of The Cross Country Group, Inc.

V. Ann Hailey	Director since 2001	Age 53

Ms. Hailey has been Executive Vice President and Chief Financial Officer of Limited Brands since August 1997.

David T. Kollat	Director since 1976	Age 65

Dr. Kollat has been Chairman of 22, Inc., a management consulting firm, since 1987. He is also a director of Big Lots, Inc., Select Comfort, Inc. and Wolverine World Wide, Inc.

Leslie H. Wexner	Director since 1963	Age 66

Mr. Wexner has been Chief Executive Officer since he founded Limited Brands in 1963, and Chairman of the Board for more than five years. Mr. Wexner is the husband of Abigail S. Wexner.

Directors Whose Terms Continue Until the 2005 Annual Meeting.

Donna A. James	Director since 2003	Age 46

Ms. James has served as the President of Nationwide Strategic Investments, a division of Nationwide Mutual Insurance Company (“Nationwide”), since 2003. Ms. James served as the Executive Vice President and Chief Administrative Officer of Nationwide from 2000 until 2003. Ms. James has served as an executive at Nationwide or affiliated entities for the past fourteen years.

Leonard A. Schlesinger	Director since 1996	Age 51

Mr. Schlesinger is Vice Chairman and Chief Operating Officer of Limited Brands. He was Executive Vice President and Chief Operating Officer of Limited Brands from March 2001 until February 2003 and was Executive Vice President, Organization, Leadership and Human Resources of Limited Brands from October 1999 until March 2001. Mr. Schlesinger was a Professor of Sociology and Public Policy and Senior Vice President for Development at Brown University from 1998 to 1999. He also was the George F. Baker, Jr. Professor of Business Administration at Harvard Business School from 1988 to 1998.

Donald B. Shackelford	Director since 1975	Age 71

Mr. Shackelford has been Chairman of the Board of Fifth Third Bank, Central Ohio, a banking business, since 1998. Mr. Shackelford was Chairman of the Board and Chief Executive Officer of State Savings Bank from 1972 to 1998. Mr. Shackelford is also a director of Progressive Corporation.

Raymond Zimmerman	Director since 1984	Age 71

Mr. Zimmerman has been Chairman of the Board and Chief Executive Officer of 99¢ Stuff, LLC since July 1999. Mr. Zimmerman is a director of 99¢ Stuff, Inc. and was Non-Executive Chairman of the Board of Service Merchandise Company, Inc. (“Service Merchandise”) from 1999 to 2000. He was Chairman of the Board of Service Merchandise from 1997 to 1999. In March 1999, Service Merchandise filed a reorganization petition under Chapter 11 of the United States Bankruptcy Code.

Directors Whose Terms Continue Until the 2006 Annual Meeting.

E. Gordon Gee	Director since 1991	Age 60

Dr. Gee has been Chancellor of Vanderbilt University since August 1, 2000. He was the President of Brown University from 1998 to 2000. Dr. Gee is a director of Dollar General Corporation, Gaylord Entertainment, Inc., Hasbro, Inc. and Massey Energy Co.

James L. Heskett	Director since 2002	Age 70

Professor Heskett is the Baker Foundation Professor at the Harvard University Graduate School of Business Administration where he has served on the faculty and administration since 1965. Professor Heskett is a director of Intelliseek and Office Depot, Inc. and is a member of the Board of Advisors of ING North America.

Allan R. Tessler	Director since 1987	Age 67

Mr. Tessler has been Chairman of the Board and Chief Executive Officer of International Financial Group, Inc., an international merchant banking firm, since 1987. He has also been Chief Executive Officer and Chairman of the Board of J Net Enterprises, a technology holding company, since 2000. From March 2001 to August 2001, Mr. Tessler was acting Chief Executive Officer of Jasmine Networks, an optical networking company. He was Co-Chairman of the Board of Data Broadcasting Corporation (now named Interactive Data Corporation, a member of the Pearson PLC group of companies), a provider of financial and business information to institutional and individual investors, from June 1992 until May 2000 and Co-Chief Executive Officer of that company from June 1992 until November 1999. Mr. Tessler was Chairman of the Board of Enhance Financial Services Group, Inc. from 1986 to February 2001. Since 2001, he has been Chairman of the Board of InterWorld Corporation. Since January 1997, Mr. Tessler has also served as Chairman of Checker Holdings Corp. IV.

Abigail S. Wexner	Director since 1997	Age 42

Mrs. Wexner is Immediate Past Chair of the Governing Committee of The Columbus Foundation, Chair of The Center for Child and Family Advocacy and a member of the Boards of Trustees of Children’s Hospital, Inc. and Children’s Hospital, The Columbus Academy and The Wexner Center Foundation in Columbus, Ohio. Mrs. Wexner is also the founder and Chair of The Columbus Coalition Against Family Violence. Mrs. Wexner is the wife of Leslie H. Wexner.

Director independence

The Board has determined that each of the directors on the Board of Directors (with the exception of V. Ann Hailey, Leonard A. Schlesinger, Abigail S. Wexner and Leslie H. Wexner) has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than in his or her capacity as a director of the Company and each is “independent” in accordance with applicable NYSE standards.

Information concerning the Board of Directors

Our Board of Directors held five meetings in fiscal year 2003. During fiscal year 2003, all of the directors attended 75% or more of the total number of meetings of the Board and of committees of the Board on which they served.

Committees of the Board of Directors

Audit Committee.

The Audit Committee of the Board is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function. The members of the Audit Committee are Mr. Shackelford (Chair), Mr. Freedman, Ms. James and Messrs. Tessler and Zimmerman. The Board has determined that each of the Audit Committee members meets the independence, expertise and experience standards established by the NYSE and the Securities and Exchange Commission (the “Commission”) for service on the Audit Committee of the Company’s Board of Directors and for designation as an “audit committee financial expert” within the meaning of the regulations promulgated by the Commission. Each member of the Audit Committee was designated an “audit committee financial expert” by the Board.

The Board has adopted a written charter for the Audit Committee setting out the functions the Committee is to perform, a copy of which is attached hereto as Appendix B. The Report of the Audit Committee can be found on page 27 of this proxy statement. The Audit Committee held eleven meetings in fiscal year 2003.

Compensation Committee.

The Compensation Committee of the Board (i) oversees the Company’s compensation and benefits philosophy and policies generally, (ii) evaluates the chief executive officer’s performance and oversees and sets compensation for the chief executive officer, (iii) oversees the evaluation process and compensation structure for other members of the Company’s senior management and (iv) fulfills the other responsibilities provided in its charter. The members of the Compensation Committee are Professor Heskett (Chair), Dr. Gee and Mr. Shackelford. The Board has determined that each of the Compensation Committee members is “independent” in accordance with applicable NYSE standards. A copy of the Compensation Committee’s Report can be found on pages 22-24 of this proxy statement. The Compensation Committee held six meetings in fiscal year 2003 and took action in writing without a meeting on five occasions.

Executive Committee.

The Executive Committee of the Board may exercise, to the fullest extent permitted by law, all of the powers and authority granted to the Board. Among other things, the Executive Committee may declare dividends, authorize the issuance of stock and authorize the seal of Limited Brands to be affixed to papers that require it. The members of the Executive Committee are Messrs. Wexner (Chair) and Shackelford. The Executive Committee took action in writing without a meeting on five occasions in fiscal year 2003.

Finance Committee.

The Finance Committee of the Board periodically reviews our financial position and financial arrangements with banks and other financial institutions. The Finance Committee also makes recommendations on financial matters that it believes are necessary, advisable or appropriate. The members of the Finance Committee are Messrs. Tessler (Chair), Freedman and Shackelford, Mrs. Wexner and Mr. Zimmerman. The Finance Committee held two meetings in fiscal year 2003.

Nominating & Governance Committee.

The Nominating & Governance Committee of the Board identifies and recommends to the Board candidates who are qualified to serve on the Board and its committees. The Nominating & Governance Committee considers and reviews the qualifications of any individual nominated for election to the Board by stockholders. It also proposes a slate of candidates for election as directors at each annual meeting of stockholders. The Nominating & Governance Committee also develops and recommends to the Board, and reviews from time to time, a set of corporate governance principles for the Company and monitors compliance with those principles. The members of the Nominating & Governance Committee are Messrs. Tessler (Chair), Heskett and Shackelford. The Board has determined that each of the Nominating & Governance Committee members is “independent” in accordance with applicable NYSE standards.

The Nominating & Governance Committee develops and recommends to the Board criteria and procedures for the selection and evaluation of new individuals to serve as directors and committee members. It also reviews and periodically makes recommendations to the Board regarding the composition, size, structure, practices, policies and activities of the Board and its committees. In making its assessment and in identifying and evaluating director nominees, the Nominating & Governance Committee takes into account the qualification of existing directors for continuing service or re-nomination which may be affected by, among other things, the quality of their contributions, their attendance records, changes in their primary employment or other business affiliations, the number of boards of publicly held companies on which they serve and other competing demands on their time and attention. While the Board has not established any specific minimum qualifications for director nominees, directors and any potential nominees should be individuals of diverse backgrounds who possess the integrity, judgment, skills, experience, and other characteristics that are deemed necessary or desirable for the effective performance of the Board’s oversight function.

The Nominating & Governance Committee does not have a formal policy on the consideration of director candidates recommended by stockholders. The Board believes that it is more appropriate to give the Nominating & Governance Committee flexibility in evaluating stockholder recommendations. In the event that a director nominee is recommended by a stockholder, the Nominating & Governance Committee will give due consideration to the director nominee and will use the same criteria used for evaluating its own candidates, in addition to considering the information relating to the director nominee provided by the stockholder. To date, the Nominating & Governance Committee has not received any recommendations from stockholders requesting that the Nominating & Governance Committee consider a candidate for inclusion among the Nominating & Governance Committee’s slate of nominees in the Company’s proxy statement.

To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential director nominees, although the Company reserves the right to do so in the future.

The Nominating & Governance Committee held three meetings in fiscal year 2003 and took action in writing without a meeting on one occasion.

Communications with the Board

The Board provides a process for stockholders to send communications to the full Board as well as to the Audit Committee. That process is described on the Company’s website at http://www.limitedbrands.com.

Attendance at Annual Meetings

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders. However, it encourages directors to attend and historically more than a majority have done so. For example, with one exception, all of the current Board members attended the 2003 Annual Meeting. Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending meetings of the stockholders of the Company, the Board and Committees of which he or she is a member.

Code of Ethics

The Company adopted a code of ethics which is applicable to all employees of the Company, including the principal executive officer, principal financial officer and principal accounting officer.

Copies of the Company’s Code of Ethics, Corporate Governance Principles and Committee Charters

The Company’s code of ethics and corporate governance principles, as well as the charters of the Audit Committee, Compensation Committee and Nominating & Governance Committee of the Board of Directors, are available on the Company’s website at http://www.limitedbrands.com. Stockholders may also request a free copy of the code of ethics, corporate governance principles or the committee charters from: Limited Brands, Inc., Attention: Investor Relations, Three Limited Parkway, Columbus, Ohio 43230.

Security ownership of directors and management

The following table shows certain information about the securities ownership of all directors of Limited Brands, the executive officers of Limited Brands named in the Summary Compensation Table below and all directors and executive officers of Limited Brands as a group.

Name	Number of Shares of Common Stock Beneficially Owned (a)(b)		Percent of Class
Daniel P. Finkelman	561,144	(c)	*
Eugene M. Freedman	28,517	(c)	*
E. Gordon Gee	38,184	(c)	*
Mark A. Giresi	131,600	(c)	*
V. Ann Hailey	853,245	(c)(d)	*
James L. Heskett	11,212	(e)	*
Donna A. James	4,625	(e)	*
David T. Kollat	211,773	(c)	*
Leonard A. Schlesinger	658,391	(c)	*
Donald B. Shackelford	188,371	(c)(e)(f)	*
Allan R. Tessler	84,153	(c)	*
Abigail S. Wexner	10,115,019	(c)(g)	1.9%
Leslie H. Wexner	61,170,607	(c)(d)(h)	11.7%
Raymond Zimmerman	37,424	(c)(e)(i)	*
All directors and executive officers as a group	63,979,246	(c)(d)(e)(j)	12.2%

*	Less than 1%.

(a)	Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse. However, each named person has investment but not voting power over the listed shares held in Limited Brands Savings and Retirement Plan.

(b)	Reflects beneficial ownership of shares of Common Stock as of February 27, 2004. Does not reflect the Company’s purchase of 50,632,881 shares in its recent issuer tender offer. The tender offer was completed after this date.

(c)	Includes the following number of shares issuable within 60 days of February 27, 2004 upon the exercise of outstanding stock options: Mr. Finkelman, 527,542; Mr. Freedman, 11,804; Dr. Gee, 11,804; Mr. Giresi, 127,200; Ms. Hailey, 639,200; Dr. Kollat, 11,804; Mr. Schlesinger, 605,565 (includes 66,668 shares of restricted stock and restricted stock units that vest and become issuable within 60 days); Mr. Shackelford, 11,804; Mr. Tessler, 11,804; Mrs. Wexner, 7,508; Mr. Wexner, 4,989,206 (does not include the 7,508 shares attributable to Mrs. Wexner); Mr. Zimmerman, 11,804; and all directors and executive officers as a group, 6,967,045.

(d)	Includes the following number of shares held in an employee benefit plan, over which the participant has the power to dispose or withdraw shares: Ms. Hailey, 4,400; Mr. Wexner, 1,176,805; and all directors and executive officers as a group, 1,181,205.

(e)	Includes the following number of deferred stock units credited to directors’ accounts under the 2003 Stock Award and Deferred Compensation Plan for Non-Associate Directors that could be convertible into Common Stock within 60 days after termination from the Board: Professor Heskett, 982; Ms. James, 1,889; Mr. Shackelford, 641; Mr. Zimmerman, 2,266; and all directors and executive officers as a group, 5,778.

(f)	Includes the following number of shares owned by family members, as to which beneficial ownership is disclaimed: Mr. Shackelford, 39,241.

(g)	Excludes 400,000 shares held by a trust of which Mrs. Wexner is the beneficiary. Mrs. Wexner disclaims beneficial ownership of these shares. Includes 2,498,670 shares held by The Birthday Trust. Excludes 51,055,588 shares beneficially owned by Mr. Wexner as to which Mrs. Wexner disclaims beneficial ownership.

(h)	Includes 7,049,856 shares held by the Abigail Trust, 3,500,000 shares held by The Wexner Children’s Trust II and 15,000,000 shares held by H.R.E.I. Trust. Mr. Wexner shares voting and investment power with others with respect to shares held by The Abigail Trust, The Wexner Children’s Trust II and the H.R.E.I. Trust. Includes 4,892,608 shares held by Mr. Wexner as the sole stockholder, director and officer of Wexner Personal Holdings Corporation. Excludes 400,000 shares held in a trust of which Mrs. Wexner is a beneficiary and as to which Mr. Wexner disclaims beneficial ownership. Includes 10,115,019 shares beneficially owned by Mrs. Wexner as to which Mr. Wexner may be deemed to share voting and investment power.

(i)	Includes 2,400 shares which are Mr. Zimmerman’s pro rata share of 7,200 shares owned by a corporation of which Mr. Zimmerman is president and a 33% stockholder plus 4,000 shares held by a partnership which is 45% owned by Mr. Zimmerman and 45% owned by his wife.

(j)	Includes 39,241 shares as to which beneficial ownership is disclaimed.

Certain relationships and related transactions

On February 25, 2004, the parties agreed to a settlement of the litigation pending in the Delaware Court of Chancery styled In re The Limited, Inc. Shareholders Litigation. Under the terms of the settlement, Leslie H. Wexner, his immediate family members and affiliated entities agreed not to tender any shares in the issuer tender offer commenced by the Company on February 26, 2004 and not to sell any shares of Limited Brands Common Stock for a period commencing February 25, 2004 and ending six months after the March 26, 2004 completion of the tender offer. In addition, Mr. Wexner agreed to contribute to Limited Brands an amount equal to one half of plaintiffs’ counsel fees and expenses awarded by the Court, with Mr. Wexner to contribute more than one half to the extent necessary to limit Limited Brands’ contribution to $3,000,000. This contribution may be effected through the forfeiture of stock options, the payment of cash or other consideration. The Company, Mr. Wexner and the other defendants have agreed not to object to aggregate plaintiffs’ counsel fees and expenses of up to $10,000,000. The settlement is subject to several conditions, including approval by the Delaware Court of Chancery.

2004 RESTATEMENT OF THE 1993 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

Subject to stockholder approval, Limited Brands’ Board of Directors has adopted the 2004 Restatement of the 1993 Stock Option and Performance Incentive Plan. The Stock Plan provides for the issuance of an additional 20,000,000 shares of Common Stock over its predecessor plan, and will expire on March 11, 2014. The following summary of the material terms of the Stock Plan, a copy of which is attached hereto as Appendix A, does not purport to be complete and is qualified in its entirety by the terms of the Stock Plan. In the event that the Stock Plan is not approved by stockholders, awards will continue to be made under the predecessor plan.

The Board of Directors recommends that you vote FOR approval of the Stock Plan.

Purpose of the Stock Plan

The purpose of the Stock Plan is to attract and retain the best available executive and key management associates for Limited Brands and its subsidiaries and to encourage the highest level of performance by such associates, thereby enhancing the value of Limited Brands for the benefit of its stockholders. The Stock Plan is also intended to motivate executive and key management associates to contribute to Limited Brands’ future growth and profitability and to reward their performance in a manner that provides them with a means to increase their holdings of the Common Stock of Limited Brands and aligns their interest with the interests of the stockholders of Limited Brands.

Administration of the Stock Plan

The Stock Plan will be administered by the Compensation Committee of Limited Brands’ Board of Directors (the “Plan Committee”). The Plan Committee will be composed of directors who qualify as “non employee directors” within the meaning of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan Committee has the power in its discretion to grant awards under the Stock Plan, to determine the terms thereof, to interpret the provisions of the Stock Plan and to take action as it deems necessary or advisable for the administration of the Stock Plan.

Number of authorized shares

The Stock Plan provides for awards with respect to a maximum of 26,262,663 shares of Common Stock to associates of Limited Brands and its subsidiaries (composed of 20,000,000 shares for which stockholder approval is being requested, which constitutes 3.8% of Limited Brands’ outstanding 523,852,057 shares of Common Stock as of March 31, 2004, plus 6,262,663 previously authorized and unissued shares as of March 12, 2004), plus shares of Common Stock issuable upon the exercise of Substitute Awards. Corresponding Tax Offset Payments (as hereinafter defined) also may be awarded at the discretion of the Plan Committee. The number and class of shares available under the Stock Plan and/or subject to outstanding awards may be adjusted by the Plan Committee to prevent dilution or enlargement of rights in the event of various changes in the capitalization of Limited Brands. “Substitute Awards” are awards granted in assumption of or in substitution for any outstanding awards granted by a company acquired by Limited Brands or with which Limited Brands combines. Shares of Common Stock, other than under Substitute Awards, attributable to: (i) unexercised Options (as hereinafter defined) which expire or are terminated, surrendered or cancelled (other than in connection with the exercise of stock appreciation rights (“SARs”)); (ii) shares of Common Stock of Limited Brands subject to certain restrictions (“Restricted Shares”) which are forfeited to Limited Brands, including shares relating to Restricted Share Units; (iii) units representing shares of Common Stock (“Performance Shares”) and units which do not represent shares of Common Stock but which may be paid in Common Stock (“Performance Units”) which are not earned and paid; and (iv) awards settled in cash in lieu of shares of Common Stock, may be available for subsequent award under the Stock Plan at the Plan Committee’s discretion to the extent permissible under Rule 16b-3 of the Exchange Act. No more than 21,622,969 shares of Common Stock may be issued other than pursuant to awards of Options or SARs under the Stock Plan.

Eligibility and participation

Eligibility to participate in the Stock Plan is limited to the named executive officers and full-time executive and key management associates of Limited Brands and its subsidiaries who are selected by the Plan Committee. Currently, approximately 8,000 associates of Limited Brands and its subsidiaries are within the classes eligible to participate in the Stock Plan. Limited Brands anticipates that approximately 10% of those eligible will participate in the Stock Plan. Participation in the Stock Plan is at the discretion of the Plan Committee and shall be based upon the associate’s present and potential contributions to the success of Limited Brands and its subsidiaries and such other factors as the Plan Committee deems relevant. No associate may be granted in any calendar year awards covering more than 2,000,000 shares of Common Stock.

Type of awards under the Stock Plan

The Stock Plan provides that the Plan Committee may grant awards to eligible associates in any of the following forms, subject to such terms, conditions and provisions as the Plan Committee may determine to be necessary or desirable: (i) incentive stock options (“ISOs”), (ii) nonstatutory stock options (“NSOs”), (iii) SARs, (iv) Restricted Shares, which may be granted in the form of Restricted Share Units, (v) Performance Shares, (vi) Performance Units, (vii) shares of unrestricted Common Stock (“Unrestricted Shares”) and (viii) tax offset payments (“Tax Offset Payments”).

Grant of Options and SARs

The Plan Committee may award ISOs and/or NSOs (collectively, “Options”) to eligible associates. SARs may be awarded either in tandem with Options (“Tandem SARs”) or on a stand-alone basis (“Nontandem SARs”). Tandem SARs may be awarded by the Plan Committee either at the time the related Option is granted or thereafter at any time prior to the exercise, termination or expiration of the related Option.

Exercise price

The exercise price with respect to an Option is determined by the Plan Committee at the time of grant. The exercise price determined with respect to an Option shall also be applicable in connection with the exercise of any Tandem SAR granted with respect to such Option. At the time of grant of a Nontandem SAR, the Plan Committee will specify the base price of the shares of Common Stock to be issued for determining the amount of cash or number of shares of Common Stock to be distributed upon the exercise of such Nontandem SAR. Except with respect to Substitute Awards, neither the exercise price per share of Common Stock nor the base price of Nontandem SARs will be less than 100% of the fair market value per share of the Common Stock underlying the award on the date of grant. Information as to awards granted under the predecessor to the Stock Plan to named executives, officers and other participants is set forth on page 15.

Vesting

The Plan Committee may determine at the time of grant and any time thereafter the terms under which Options and SARs shall vest and become exercisable.

Special limitations on ISOs

No ISO may be granted to an associate who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of Limited Brands (a “10% Stockholder”), unless the exercise price per share of Common Stock for the shares subject to such ISO is at least 110% of the fair market value per share of Common Stock on the date of grant and such ISO award is not exercisable more than five years after its date of grant. In addition, the total fair market value of shares of Common Stock subject to ISOs which are exercisable for the first time by an eligible associate in a given calendar year shall not exceed

$100,000, valued as of the date of the ISOs’ grant. ISOs may not be granted more than ten years after the date of adoption of the Stock Plan by Limited Brands’ Board of Directors.

Exercise of Options and SARs

An Option may be exercised by written notice to the Plan Committee stating the number of shares of Common Stock with respect to which the Option is being exercised, and tendering payment therefor. The Plan Committee may, at its discretion, accept shares of Common Stock as payment (valued at their fair market value on the date of exercise).

Tandem SARs are exercisable only to the extent that the related Option is exercisable and only for the period determined by the Plan Committee (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem SARs, the related Option shall be cancelled with respect to an equal number of shares of Common Stock. Similarly, upon exercise of all or a portion of an Option, the related Tandem SARs shall be cancelled with respect to an equal number of shares of Common Stock. Nontandem SARs shall be exercisable for the period determined by the Plan Committee.

Surrender or exchange of SARs

Upon the surrender of a Tandem SAR and cancellation of the related unexercised Option, the associate will be entitled to receive shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one share of Common Stock as of the date the Tandem SAR is exercised over (ii) the exercise price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Upon surrender of a Nontandem SAR, the associate will be entitled to receive shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one share of Common Stock as of the date on which the Nontandem SAR is exercised over (ii) the base price of the shares covered by the Nontandem SAR multiplied by (B) the number of shares of Common Stock covered by the Nontandem SAR, or the portion thereof being exercised. The Plan Committee, in its discretion, may cause all or any portion of Limited Brands’ obligation to an associate in respect of the exercise of a SAR to be satisfied in cash in lieu of Common Stock. Any fractional shares resulting from the exercise of a SAR will be paid in cash.

Nontransferability of Options and SARs

Options and SARs may not be transferred, assigned, pledged or hypothecated except by will or applicable laws of descent and distribution.

Expiration of Options

Options will expire at such time as the Plan Committee determines; provided, however, that no Option may be exercised more than ten years from the date of grant, unless an ISO is held by a 10% Stockholder, in which case such ISO may not be exercised more than five years from the date of grant.

Termination of Options and SARs

Except as the Plan Committee may at any time provide, Options and SARs may be exercised within one year (30 days if termination of employment is for gross misconduct, as determined by the Plan Committee) after the termination of an associate’s employment (other than by death or total disability), to the extent then exercisable, but in no case later than the term specified in the grant. Except as the Plan Committee may at any time provide, upon the death of an associate while employed by Limited Brands or its subsidiaries, Options and SARs, to the extent then exercisable, shall remain exercisable for one year following such associate’s death. Except as the Committee may at any time provide, in the event that an associate to whom an Option or SAR has been granted under the Plan shall become totally disabled, such Option or Stock Appreciation Right may be exercised at any time within three (3) months after the associate’s employment is terminated as a result of such total disability.

Restricted Shares

Restricted Shares granted to associates under the Stock Plan may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Plan Committee. The Plan Committee may also impose additional restrictions on the associate’s right to dispose of or to encumber Restricted Shares, which may include satisfaction of performance objectives. Performance objectives under the Stock Plan will be determined by the Plan Committee and will be based on any one or more of the following: price of Company Common Stock or the stock of any affiliate, stockholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which no payments will be made, and a maximum performance standard at or above which no incremental payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

Except as the Plan Committee may at any time provide, holders of Restricted Shares may not exercise the rights of a stockholder, such as the right to vote the shares or receive dividends and other distributions, prior to the vesting of the shares.

Upon the death of an associate, the restrictions applicable to Restricted Shares held by such associate will lapse. Except as the Plan Committee may at any time provide, upon termination of the associate’s employment with Limited Brands, Restricted Shares granted to such associate shall be forfeited.

Restricted Share Units

The Plan Committee may permit an associate who has been designated to receive a Restricted Share award to elect to receive such Restricted Share award in the form of Restricted Share Units. A “Restricted Share Unit” represents the right to receive a share of Common Stock in the future, provided that the restrictions and conditions designated by the Plan Committee at the time of grant are satisfied. Such Restricted Share Unit award shall be subject to the same restrictions, conditions and forfeiture provisions as the Restricted Share award that it replaces. Except as determined otherwise by the Plan Committee, during the Restricted Period with respect to such Restricted Share Units, associates shall not have the right to receive any dividends with respect to such Restricted Share Units. After the end of the Restricted Period and prior to the time that shares of Common Stock are transferred to the associate, the associate shall be credited with “dividend equivalents” with respect to each outstanding Restricted Share Unit in an amount equal to the amount the associate would have received as dividends if the Restricted Shares Units were actual shares of Common Stock. Such dividend equivalents will be converted into additional Restricted Share Units based on the value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Plan Committee.

Performance Shares and Performance Units

The Plan Committee may award to associates Performance Shares, each equivalent to one share of Common Stock, and Performance Units which will have a specified value or formula-based value at the end of a performance period. Performance Shares and Performance Units so awarded will be credited to an account established and maintained for the associate. The Plan Committee shall determine performance periods and performance objectives in connection with each grant of Performance Shares and Performance Units.

Vesting of awards of Performance Shares and Performance Units will occur upon achievement of the applicable objectives within the applicable performance period. The Plan Committee may, at its discretion, permit vesting in the event performance objectives are partially met, or grant additional vested Performance Shares or Performance Units in the event performance objectives are surpassed. Payment of vested Performance Shares and Performance Units may be made in cash, Common Stock or any combination thereof, as determined by the Plan Committee.

No voting or dividend rights attach to the Performance Shares; however, the Plan Committee may credit an associate’s Performance Share account with additional Performance Shares equivalent to the fair market value of any dividends on an equivalent number of shares of Common Stock.

Unrestricted Shares

Unrestricted Shares may also be granted at the discretion of the Plan Committee. Except as required by applicable law, no payment will be required for Unrestricted Shares.

Tax withholding and Tax Offset Payments

The Plan Committee may require payment, or withhold payments made under the Stock Plan, in order to satisfy applicable withholding tax requirements. The Plan Committee may make Tax Offset Payments to assist associates in paying income taxes incurred as a result of their participation in the Stock Plan. The amount of the Tax Offset Payments shall be determined by multiplying a percentage (established by the Plan Committee) by all or a portion of the taxable income recognized by an associate upon: (i) the exercise of an NSO or a SAR, (ii) the disposition of shares received upon exercise of an ISO, (iii) the lapse of restrictions on Restricted Shares, (iv) the award of Unrestricted Shares or (v) payments for Performance Shares or Performance Units.

Effect of change in control

Immediately upon a change in control of Limited Brands, (i) Options and Stock Appreciation Rights granted to any associate which are not yet exercisable shall become fully exercisable and (ii) any restrictions applicable to any Restricted Shares and Restricted Share Units awarded to such associate shall be deemed to have been satisfied and the Restricted Period, if any, applicable to such Restricted Shares and Restricted Share Units held by such associate shall be deemed to have expired.

Term of Stock Plan

Unless earlier terminated by Limited Brands’ Board of Directors, the Stock Plan will terminate on March 11, 2014.

Amendment and termination

Limited Brands’ Board of Directors may suspend, amend, modify or terminate the Stock Plan; provided, however, that Limited Brands’ stockholders shall be required to approve any amendment that would constitute a “material revision” under applicable NYSE rules.

Awards granted prior to a termination of the Stock Plan shall continue in accordance with their terms following such termination. No amendment, suspension or termination of the Stock Plan shall adversely affect the rights of an associate in awards previously granted without such associate’s consent.

Set forth below is a summary of the awards that were made in respect of fiscal 2003 pursuant to the predecessor to the Stock Plan.

2003 Awards under the 1993 Stock Option and

Performance Incentive Plan (2002 Restatement) Table

Name and Position	Number of Units
Leslie H. Wexner, Chairman of the Board and Chief Executive Officer	360,000	(1)
Leonard A. Schlesinger, Vice Chairman and Chief Operating Officer	375,000	(1)
	400,000	(2)
V. Ann Hailey, Executive Vice President and Chief Financial Officer	100,000	(1)
Daniel P. Finkelman, Senior Vice President, Brand and Business Planning	50,000	(1)
Mark A. Giresi, Senior Vice President, Chief Stores Officer	50,000	(1)
All Executive Officers as a Group	935,000	(1)
	400,000	(2)
All Current Directors Who are Not Executive Officers as a Group	—	(1)
	—	(2)
All Associates Other than Executive Officers as a Group	5,582,000	(1)
	469,000	(2)

(1)	Consists of options granted to purchase shares of Common Stock. On March 31, 2004, the closing price per share of Common Stock was $20.00.

(2)	Consists of restricted shares of Common Stock and Restricted Share Units relating to shares of Common Stock which will generally vest, in each case, over a period of time subject to the holder’s continued employment with Limited Brands.

Federal income tax consequences

Stock Options.

There will be no federal income tax consequences to the associate or Limited Brands upon the grant of either an ISO or an NSO under the Stock Plan. Upon exercise of an NSO, an associate generally will recognize ordinary income in an amount equal to (i) the fair market value, on the date of exercise, of the acquired shares of Common Stock; less (ii) the exercise price of the NSO. Subject to Section 162(m) of the Code and the associate including such compensation in income or Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a tax deduction in the same amount.

Upon the exercise of an ISO, an associate recognizes no immediate taxable income. Income recognition is deferred until the associate sells the shares of Common Stock. If the ISO is exercised no later than three months after the termination of the associate’s employment, and the associate does not dispose of the shares acquired pursuant to the exercise of the ISO within two years from the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as long-term capital gain. Certain of these holding periods and employment requirements are liberalized in the event of an associate’s death or disability while employed by Limited Brands. The Company is not entitled to any tax deduction with respect to the grant or exercise of ISOs, except that if the Common Stock is not held for the full term of the holding period outlined above, the gain on the sale of such Common Stock, being the lesser of: (i) the fair market value of the Common Stock on the date of exercise minus the option price or (ii) the amount realized on disposition minus the exercise price, will be taxed to the associate as ordinary income and, subject to Section 162(m) of the Code and the associate including such compensation in income and Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a deduction in the same amount. The excess of the fair market value of the Common Stock acquired upon exercise of an ISO over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code.

Stock Appreciation Rights.

There will be no federal income tax consequences to either the associate or Limited Brands upon the grant of an SAR. However, the associate generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares of Common Stock received upon exercise. Subject to Section 162(m) of the Code and the associate including such compensation in income and Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a deduction equal to the amount includible in the associate’s income.

Restricted Shares.

Assuming the associate does not make an election under Section 83(b) of the Code (which election is discussed below), there will be no federal income tax consequences to either the associate or Limited Brands upon the grant of Restricted Shares until expiration of the restricted period and the satisfaction of any other conditions applicable to the Restricted Shares. At that time, the associate generally will recognize taxable income equal to the then fair market value for the Common Stock and, subject to Section 162(m) of the Code and the associate including such compensation in income and Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a corresponding deduction. However, under Section 83(b) of the Code, the associate may elect, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and Limited Brands will be entitled to a corresponding deduction at that time.

Performance Shares, Performance Units and Restricted Share Units.

There will be no federal income tax consequences to the associate or Limited Brands upon the grant of Performance Shares, Performance Units or Restricted Share Units. Associates generally will recognize taxable income at the time when payment for the Performance Shares, Performance Units or Restricted Share Units is received in an amount equal to the aggregate amount of cash and the fair market value of shares of Common Stock acquired. Subject to Section 162(m) of the Code and the associate including such compensation in income and Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a deduction equal to the amount includible in the associate’s income.

Unrestricted Shares.

Associates generally will recognize taxable income at the time Unrestricted Shares are received. Subject to Section 162(m) of the Code and the associate including such compensation in income and Limited Brands satisfying applicable reporting requirements, Limited Brands will be entitled to a deduction equal to the amount includible in the associate’s income.

Special rules may apply to associates who are subject to Section 16 of the Exchange Act.

Required vote

Adoption of the Stock Plan requires the approval by a majority of votes cast on the proposal in person or by proxy provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

EXECUTIVE COMPENSATION

Summary compensation table

The following table (the “Summary Compensation Table”) shows the compensation paid by Limited Brands to each of the named executive officers of Limited Brands for each of our last three fiscal years.

Name and Principal Position(1)	Fiscal Year				Long-Term Compensation
		Annual Compensation			Restricted Stock Awards($) (2)	Securities Underlying Options Awarded(#)	All Other Compensation($)(3)
		Salary($)	Bonus($)(1)	Other Annual Compensation($)
Leslie H. Wexner	2003	$1,554,231	$2,910,336	$6,041	—	360,000	$406,291
Chairman of the Board,	2002	1,490,385	2,881,920	1,488	—	400,000	108,819
Chief Executive Officer	2001	1,395,192	1,720,320	4,368	—	—	298,788

Leonard A. Schlesinger	2003	993,269	2,515,800	29,903	$4,980,000	375,000	311,225
Vice Chairman,	2002	817,788	1,010,660	28,270	—	150,000	198,015
Chief Operating Officer	2001	737,981	576,000	31,064	970,000	650,000	123,215

V. Ann Hailey	2003	836,154	979,440	13,590	—	100,000	250,311
Executive Vice President,	2002	795,192	960,640	12,824	197,220	66,667	183,054
Chief Financial Officer	2001	740,385	576,000	13,308	—	100,000	141,105

Daniel P. Finkelman	2003	632,596	592,328	11,080	—	50,000	170,103
Senior Vice President,	2002	606,635	585,990	10,738	—	—	129,237
Brand and Business Planning	2001	571,635	353,280	11,336	—	—	112,736

Mark A. Giresi	2003	556,635	457,072	1,463	—	50,000	102,072
Senior Vice President,	2002	523,558	378,252	1,175	—	50,000	95,908
Chief Stores Officer	2001	465,577	324,008	235	—	49,600	71,167

(1)	Represents for each fiscal year the aggregate of the performance-based incentive compensation for the spring and fall selling seasons. However, Mr. Giresi’s bonus for 2001 was determined based on pre-existing agreements with Limited Brands, and Mr. Schlesinger’s bonus for 2003 includes a promotion bonus of $1,000,000 in connection with his entering into a new employment agreement.

(2)	Represents for each executive officer, the restricted stock and restricted stock unit awards for the specified fiscal year under the predecessor to the Stock Plan. Information set forth above is based on the closing price of Common Stock on the date on which the awards were made.

On March 14, 2003, 200,000 restricted shares of Common Stock and 200,000 shares of restricted stock units were granted to Mr. Schlesinger. The per share value of Common Stock on that date was $12.45. These awards vest in six equal installments beginning on the first anniversary of the grant date, subject to continued employment with Limited Brands.

On February 4, 2002, 11,111 restricted shares of Common Stock were awarded to Ms. Hailey. The per share value of Common Stock on that date was $17.75. This award vests 100% on August 4, 2004, subject to continued employment with Limited Brands.

On February 5, 2001, 50,000 restricted shares of Common Stock were granted to Mr. Schlesinger. The per share value of Common Stock on that date was $19.40. This award vests 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, subject to continued employment with Limited Brands.

Dividends will not be paid or accrue with respect to shares of restricted stock or restricted stock units until such shares vest.

As of January 31, 2004, the aggregate restricted stock and restricted stock units holdings and the value of such holdings for each of the named executive officers were: Mr. Wexner, no shares; Mr. Schlesinger, 498,040 shares, $9,064,328; Ms. Hailey, 86,289 shares, $1,570,460; Mr. Finkelman, no shares; and Mr. Giresi, 10,000 shares, $182,000 (based on the $18.20 fair market value of a share of Common Stock as of Friday, January 30, 2004).

(3)	For the 2003 fiscal year, includes employer matching and supplemental contributions allocated during the year to each executive officer’s account under certain of Limited Brands’ qualified and non-qualified defined contribution plans during the year in the amount of $406,291, $280,085, $237,936, $159,368 and $102,072 for executive officers Wexner, Schlesinger, Hailey, Finkelman and Giresi, respectively, and term life insurance premiums in the amount of $31,140, $12,375 and $10,735 paid on behalf of executive officers Schlesinger, Hailey and Finkelman, respectively.

Long-term incentive plan awards

Limited Brands did not grant any awards for the 2003 fiscal year to the executive officers named in the Summary Compensation Table.

Stock options

The following table shows certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during our 2003 fiscal year.

Option Grants in Fiscal Year 2003

	Individual Grants
	Securities Underlying Options Granted(#)(1)	Approximate % of Total Options Granted to Associates in Fiscal Year	Exercise Price Per Share($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name					5%($)	10%($)
Leslie H. Wexner	360,000	5.62%	$12.66	02/03/13	$2,866,250	$7,263,641
Leonard A. Schlesinger	125,000	1.95%	12.66	02/03/13	995,226	2,522,097
	250,000	3.90%	12.45	03/14/13	1,957,435	4,960,523
V. Ann Hailey	100,000	1.56%	12.66	02/03/13	796,181	2,017,678
Daniel P. Finkelman	50,000	0.78%	12.66	02/03/13	398,090	1,008,839
Mark A. Giresi	50,000	0.78%	12.66	02/03/13	398,090	1,008,839

(1)	Options were granted to executive officers Wexner, Schlesinger, Hailey, Finkelman and Giresi on February 3, 2003 and to Mr. Schlesinger on March 14, 2003 pursuant to the predecessor to the Stock Plan. Options granted February 3, 2003 vest in four equal installments beginning on the first anniversary of the grant date, in each case subject to the holder’s continued employment with the Company. Options granted to Mr. Schlesinger on March 14, 2003 vest in six equal installments beginning on the first anniversary of the grant date, subject to continued employment with the Company.

(2)	The assumed rates of growth were selected by the Commission for illustrative purposes only and are not intended to predict or forecast our future stock prices.

The following table sets forth certain information regarding stock options exercised by the executive officers named in the Summary Compensation Table during Limited Brands’ 2003 fiscal year and the year-end values of unexercised options held by those executive officers.

Aggregated Option Exercises in 2003 Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Leslie H. Wexner	107,392	$1,066,940	4,648,858	810,348	$35,956,406	$2,777,099
Leonard A. Schlesinger	—	—	413,480	1,297,690	772,810	4,980,625
V. Ann Hailey	—	—	440,518	493,681	1,981,072	1,572,665
Daniel P. Finkelman	—	—	439,866	125,176	3,024,769	695,798
Mark A. Giresi	—	—	82,300	127,300	199,875	444,625

(1)	Calculated on the basis of the number of shares exercised, multiplied by the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price of such option.

(2)	Value is calculated on the basis of the number of shares subject to each such option, multiplied by the excess of the fair market value of a share of Common Stock at fiscal year-end ($18.20) over the exercise price of such option.

The following table summarizes share and exercise price information about Limited Brands’ equity compensation plans as of January 31, 2004. The table does not include any of the additional 20,000,000 shares of Common Stock issuable under the Stock Plan that may be approved by our stockholders at the 2004 annual meeting of stockholders.

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders: (1)	45,251,587	$14.36	(2)	11,743,934
Equity compensation plans not approved by security holders	-0-			-0-

Total	45,251,587			11,743,934

(1)	Includes the following plans: Limited Brands, Inc. 1993 Stock Option and Performance Incentive Plan (2002 Restatement), Limited Brands, Inc. 1996 Stock Plan for Non-Associate Directors, 2003 Stock Award and Deferred Compensation Plan for Non-Associate Directors, and Intimate Brands, Inc. 1995 Stock Option and Performance Incentive Plan. In March 2002, awards then outstanding under the Intimate Brands, Inc. plan were converted into awards relating to 15,561,339 shares of Common Stock in connection with the merger of Intimate Brands, Inc. and a subsidiary of the Company.

(2)	Does not include outstanding rights to receive Common Stock upon the vesting of restricted share awards.

Compensation of directors

Associates and officers who are directors receive no additional compensation for their service as directors. The following compensation was provided in fiscal 2003 to our directors who were not associates of Limited Brands for their services as directors:

•	an annual cash retainer of $40,000 per year (increased by $10,000 for Audit, Compensation, Finance or Nominating & Governance committee chairs held and $5,000 for other committee chairs held), plus

•	an annual stock retainer worth $40,000 under the Limited Brands, Inc. 2003 Stock Award and Deferred Compensation Plan for Non-Associate Directors, based on the fair market value of Company stock on the first day of the fiscal year.

•	an annual cash retainer of $10,000 for membership on the Audit, Compensation, Finance or Nominating & Governance committees and $5,000 for other committee membership, and

•	an annual stock grant worth $10,000 under the Limited Brands, Inc. Stock Award and Deferred Compensation Plan for Non-Associate Directors, for membership on the Audit, Compensation, Finance or Nominating & Governance committees and worth $5,000 for other committee membership, based on the fair market value of Company stock on the first day of the fiscal year.

•	fees of $4,000 for each Board of Directors meeting attended in excess of 10 during a fiscal year and $1,500 for each committee meeting attended in excess of 10 during a fiscal year.

At the end of four years of membership on the Board of Directors, each member must maintain ownership of Limited Brands stock equal to the amount of stock received as Board compensation over the four year period.

Directors may defer receipt of Board cash compensation into an account receiving interest or stock as stock units receiving dividend equivalents in the form of additional stock units.

Employment agreements with certain executive officers

In 2003 we entered into an employment agreement with Mr. Schlesinger, pursuant to which he serves as our Vice Chairman and Chief Operating Officer. The initial term of Mr. Schlesinger’s agreement ends on February 6, 2009, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Mr. Schlesinger’s agreement provides for an initial base salary of $1 million, life insurance coverage of $5 million and disability benefits in addition to the benefits available under our disability plans. The agreement notes that Mr. Schlesinger was paid a promotion bonus of $1 million, and provides for the grant in March 2003 of options to acquire 250,000 shares of Common Stock, 200,000 restricted shares of Common Stock and 200,000 restricted stock units, and also contains the provisions summarized below.

In 2004 we entered into an employment agreement with Ms. Hailey under which she serves as our Executive Vice President and Chief Financial Officer. The initial term of Ms. Hailey’s agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Ms. Hailey’s agreement provides for an initial base salary of $840,000, life insurance coverage of $5 million and disability benefits in addition to the benefits available under the Company’s disability plans. The agreement also provides for the grant to Ms. Hailey of 100,000 restricted shares of Common Stock and, beginning in the spring of 2004 subject to her continued performance and changes in applicable rules or practices, for the annual grant of options to purchase 100,000 shares of Common Stock, and also contains the provisions summarized below.

In 1998 the Company entered into an employment agreement with Mr. Finkelman, which was amended in 2003, pursuant to which he serves as the Company’s Senior Vice President, Brand and Business Planning. The initial term of Mr. Finkelman’s agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Limited Brands and Mr. Finkelman have agreed that his employment agreement will not be extended. Mr. Finkelman’s agreement provides for an initial base salary of $450,000, life insurance coverage of $2 million and disability benefits in addition to the benefits available under the Company’s disability plans, and also contains the provisions summarized below.

In 2002 the Company entered into an employment agreement with Mr. Giresi, which was amended in 2003, under which he serves as the Company’s Senior Vice President and Chief Stores Officer. The initial term of Mr. Giresi’s agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Mr. Giresi’s agreement provides for an initial base salary of $525,000, and also contains the provisions summarized below.

Each of the foregoing executive’s agreements also provides that, if we fail to extend the executive’s agreement or terminate the executive’s employment without cause, or if the executive terminates the executive’s employment for good reason, the executive will continue to receive the executive’s base salary for one year after the termination date; provided that if the executive agrees to execute a general release of us, the executive will also be entitled to receive a pro rata amount under our incentive compensation plan for the performance period in which the executive’s employment terminated, an additional year of salary continuation and the amount of the incentive compensation that the executive would have otherwise received had the executive been employed by us during the one year period beginning on the executive’s employment termination date. In the event that in connection with a change in control of Limited Brands the executive’s employment is terminated either by us without cause or by the executive for good reason, the executive would be entitled to severance benefits equal to two times the executive’s base salary and an amount equal to the sum of the executive’s four semi-annual payouts the executive received under our incentive compensation plan, together with a pro rata amount for the incentive compensation performance period in which the executive’s employment terminated. In the event any “parachute” excise tax is imposed on the executive, the executive will be entitled to tax reimbursement payments.

Section 16(a) beneficial ownership reporting compliance

Limited Brands’ officers and directors, and persons who own more than ten percent of a registered class of Limited Brands’ equity securities, must file reports of ownership and changes in ownership of Limited Brands’ equity securities with the Commission and the NYSE. Copies of those reports must also be furnished to Limited Brands.

Based solely on a review of the copies of reports furnished to Limited Brands and written representations of the Company’s officers and directors that no other reports were required, we believe that during fiscal 2003 our officers, directors and greater than ten-percent beneficial owners complied with these filing requirements.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee (the “Committee”) reviews and approves Limited Brands’ compensation philosophy and policies and the application of such policies to the compensation of Mr. Wexner and other executive officers in accordance with its Charter. Limited Brands has retained independent compensation consultants to assist in developing, and periodically assessing the effectiveness and reasonableness of, Limited Brands’ executive officer compensation program. The Committee meets independently on a periodic basis with these consultants to review the Company’s programs.

Compensation philosophy

Limited Brands attempts to apply a consistent philosophy to compensation for all leadership associates, including senior executives. The primary goal of the compensation program is to link total executive compensation to performance that enhances stockholder value. Accordingly, Limited Brands has structured total compensation for leadership individuals so that a lower proportion is fixed compensation and a much higher proportion is variable, keyed to business and stock performance.

Limited Brands’ philosophy is based on the following basic principles:

To Pay for Outstanding Performance.

Limited Brands believes in paying for results. Individuals in leadership roles are compensated based on a combination of total company, business unit and individual performance factors. Total company and business unit performance are evaluated primarily on the degree by which financial targets are met. Individual performance is evaluated based upon several leadership factors, including building brand identity, attainment of specific merchandise and financial objectives, building and developing a strong leadership team, developing an infrastructure to support future business growth and managing expenses. In addition, a significant portion of total compensation is in the form of equity-based award opportunities to directly tie any increased compensation to increased stockholder value.

To Pay Competitively.

Limited Brands is committed to providing a total compensation program designed to attract the best senior leaders to the business and to retain the best, consistently highest performers. To achieve this goal, Limited Brands annually compares its pay practices and overall pay levels with other leading retail, and where appropriate, non-retail companies and sets pay guidelines based on this review.

To Pay Equitably.

Limited Brands believes that it is important to apply generally consistent guidelines for all leadership compensation programs across business units, considering the size, complexity, stage of development and performance of the business, and the performance of each individual executive.

Principal compensation elements

The principal elements of executive compensation at Limited Brands are base salary, short-term performance-based cash incentive compensation and long-term equity-based incentive programs. In determining guidelines for each compensation element, Limited Brands participates in compensation surveys which include approximately 70 national and regional specialty and department store retail businesses, chosen because of their general similarity to Limited Brands in business and merchandise focus. In addition, Limited Brands participates in special surveys focusing on specific segments of the business, such as merchandise design and production sourcing. With the help of Limited Brands’ compensation consultants, Limited Brands analyzes executive compensation levels and practices relative to the performance of these competitor companies and, from this information, develops pay guidelines that generally reward exceptional executive performance with pay well above the industry survey median. The competitor group that is surveyed is subject to periodic review and is modified from time to time to reflect new businesses, mergers, acquisitions and changes in business focus. The competitor group that Limited Brands uses for this purpose contains approximately 40% of the companies in the S&P 500 Retail Composite Index represented in the Stockholder Return Graph (on page 25). Subject to Limited Brands’ needs, Limited Brands generally attempts to design all incentive and equity-based compensation programs to be deductible under the Internal Revenue Code.

Base Salary.

The Committee annually reviews and approves the base salary of each executive officer and business president. In determining salary adjustments, the Committee considers the size and responsibility of the individual’s position, the business unit’s overall performance, the individual’s overall performance and future potential and the base salaries paid by competitors to employees in comparable positions. Individual performance is measured against the following factors: seasonal and annual business goals, brand strategy execution and business growth goals, and the recruitment and development of leadership talent. These factors are considered subjectively in the aggregate, and none of these factors is accorded a formula weight.

In 2003, the base salaries of Ms. Hailey and Messrs. Finkelman, Giresi, Schlesinger and Wexner were adjusted based on both performance and market comparisons, with continued emphasis placed on performance-based cash and equity incentive compensation.

Performance-Based Cash Incentive Compensation.

Limited Brands has implemented a short-term performance-based cash incentive compensation program for specified key leadership positions that provides for incentive payments for each six-month operating season. These incentive payments are based on the attainment of pre-established objective financial goals.

For most businesses, the goals under this plan are based on operating income. However, goals also may be based on other objectives or criteria, depending on the business unit and its strategy. Limited Brands sets these goals at the beginning of each six-month season, and bases them on an analysis of historical performance, growth and income improvement expectations for that business, financial results of other comparable businesses both inside and outside Limited Brands and progress toward achieving the strategic plan for that business. Annually, Limited Brands establishes target cash incentive compensation opportunities for eligible executives stated as a specific percent of base salary. The amount of performance-based incentive compensation earned by participating executives can range from zero to double their incentive target, based upon the extent to which the pre-established financial goals are achieved.

Equity-Based Incentive Programs.

The Committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances stockholder value, thereby further linking leadership and stockholder objectives. In 2003, the Committee awarded equity-based incentives, granting stock options and also, to a limited extent, restricted stock awards. The Committee believes that restricted stock awards, the vesting of which is subject to continued employment, help us to retain key high performing executives.

Award opportunities for each eligible participant are based on guidelines, which include size of the executive’s business unit, the individual’s responsibility level within that business, competitive practice and the market price of Common Stock. In determining the awards for an executive officer, the Committee evaluated competitive practice and the executive officer’s performance and importance to the business.

Stock Options.

In 2003, stock options were awarded to Ms. Hailey and Messrs. Finkelman, Giresi, Schlesinger and Wexner in the amounts set forth in the Option Grants in Fiscal Year 2003 table above. The options granted to Ms. Hailey and Messrs. Finkelman, Giresi, and Wexner vest, subject to continued employment, in four equal installments beginning on the first anniversary of the grant date. Options were granted to Mr. Schlesinger in two grants, one vesting in six equal installments beginning on the first anniversary of the grant date, and the other vesting in four equal installments beginning on the first anniversary of the grant date, also subject to continued employment. The exercise price for these options is equal to the fair market value of the underlying Common Stock on the date of grant.

Restricted Stock.

The Committee awarded Mr. Schlesinger restricted shares in 2003 in the amount set forth in the Summary Compensation Table above, which vest over six years in equal installments beginning on the first anniversary of the grant date, subject to continued employment.

CEO compensation

Mr. Wexner has been Chief Executive Officer since founding Limited Brands in 1963. Limited Brands conducts the same type of competitive review and analysis to determine base salary and incentive guidelines for Mr. Wexner’s position as it does for the other executive positions.

In 2003, as in prior years, in establishing Mr. Wexner’s compensation package the Committee considered competitive practices, the extent to which Limited Brands achieved operating income and sales objectives, progress regarding brand strategy, and the continued recruitment and development of leadership talent for the business. These factors are considered subjectively in the aggregate and none of these factors is accorded specific weight.

As described earlier, the Committee and Limited Brands continue to emphasize variable, performance-based compensation components for all executives, including Mr. Wexner. Accordingly, as a result of fiscal 2002 performance, in early 2003, Mr. Wexner’s base salary was adjusted by 4% from $1,500,000 to $1,560,000 while his incentive compensation target remained at 160%. In establishing these compensation elements, the Committee considered the financial results for fiscal 2002, changes in stockholder value, Mr. Wexner’s progress in recruiting and developing senior leadership talent, and continued focus on the brand development strategy of the business units.

In fiscal 2003, Limited Brands posted net sales of $8.934 billion, an increase of 6% compared to net sales in fiscal 2002. Additionally, fiscal 2003 adjusted net income was $583.8 million, which was 11% above comparable adjusted net income for fiscal 2002, and adjusted earnings per share were $1.11 per share, an increase of 12% compared to fiscal 2002 adjusted earnings per share. (The corresponding results determined in accordance with generally accepted accounting principles are included on page 45 of Limited Brands’ 2003 Annual Report which is being sent with this proxy statement.) These fiscal 2003 results were below targeted performance objectives established by the Committee for the spring season and above target for the fall season. Due to the seasonal weighting as prescribed by the short-term performance based cash incentive compensation plan, the results for the entire year were above target, and as a result, the annual cash incentive payment earned by Mr. Wexner was above target level for the year, according to the plan.

Compensation Committee

James L. Heskett, Chair

E. Gordon Gee

Donald B. Shackelford

STOCKHOLDER RETURN GRAPH

The following graph shows the changes, over the past five-year period, in the value of $100 invested in Common Stock, the Standard & Poor’s 500 Composite Stock Price Index and the Standard & Poor’s 500 Retail Composite Index. The plotted points represent the closing price on the last day of the fiscal year indicated.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG LIMITED BRANDS, INC., THE S&P 500 INDEX

AND THE S&P RETAIL COMPOSITE INDEX

* $100 INVESTED IN STOCK OR IN INDEX AT THE CLOSING PRICE ON 1/30/99-INCLUDING REINVESTMENT OF DIVIDENDS.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth the names of all persons who, on February 27, 2004, were known by Limited Brands to be the beneficial owners (as defined in the rules of the Commission) of more than 5% of the shares of Common Stock.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Leslie H. Wexner(1) Three Limited Parkway P.O. Box 16000 Columbus, OH 43216	61,170,607	11.7%

Capital Research and Management Company(2) 333 South Hope Street Los Angeles, CA 90071	85,646,300	16.4%

FMR Corp.(3) 82 Devonshire Street Boston, MA 02109-3614	27,437,888	5.2%

(1)	Includes 1,176,805 shares held in an employee benefit plan over which Mr. Wexner has the power to dispose or withdraw shares and 4,989,206 (does not include the 7,508 shares attributable to Mrs. Wexner) shares issuable within 60 days of February 27, 2004 upon the exercise of outstanding options held by Mr. Wexner. Includes 7,049,856 shares held by the Abigail Trust, 3,500,000 shares held by The Wexner Children’s Trust II and 15,000,000 shares held by the H.R.E.I. Trust. Mr. Wexner shares voting and investment power with others with respect to shares held by The Abigail Trust, The Wexner Children’s Trust II and the H.R.E.I. Trust. Includes 4,892,608 shares held by Mr. Wexner as the sole stockholder, director and officer of Wexner Personal Holdings Corporation. Excludes 400,000 shares held in a trust of which Mrs. Wexner is a beneficiary and as to which Mr. Wexner disclaims beneficial ownership. Includes 10,115,019 shares beneficially owned by Mrs. Wexner as to which Mr. Wexner may be deemed to share voting and investment power.

(2)	Based on information set forth in Amendment No. 7 to Capital Research and Management Company’s Schedule 13G filed February 13, 2004. Capital Research and Management Company, acting as investment advisor to various investment companies, held no voting power and sole dispositive power over all of these shares.

(3)	Based on information set forth in Amendment No. 9 to FMR Corp.’s Schedule 13G filed February 17, 2004. FMR Corp., a parent holding company, and/or its subsidiaries and affiliates, held sole voting power over 702,530 shares and sole dispositive power over all of these shares.

REPORT OF THE AUDIT COMMITTEE

As provided in our written charter adopted by the Board on February 6, 2004 (a copy of which is attached hereto as Appendix B), the Audit Committee is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function. We have the sole authority to appoint, compensate, retain, oversee and terminate the Company’s independent auditors. We pre-approve the audit services and non-audit services to be provided by the Company’s independent auditors. In addition, we evaluate the independent auditors’ qualifications, performance and independence and shall present our conclusions with respect to the independent auditors to the full Board on at least an annual basis.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Furthermore, while we are responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company’s exposure to risk.

We have reviewed and discussed Limited Brands’ audited financial statements as of and for the year ended January 31, 2004 and met with both management and our independent auditors to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We have reviewed with the internal auditor and independent auditors the overall scope and plans for their respective audits. We also met with the internal auditor and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.

We have also discussed with the independent auditors all matters required to be discussed with audit committees by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the Company. We considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining their independence.

Based on the reviews and discussions summarized in this Report, and subject to the limitations on our role and responsibilities, certain of which are referred to above and in the Audit Committee charter, we recommended to the Board that Limited Brands’ audited financial statements be included in our Annual Report on Form 10-K for the fiscal year 2003 for filing with the Commission.

Audit Committee

Donald B. Shackelford, Chair

Eugene M. Freedman

Donna A. James

Allan R. Tessler

Raymond Zimmerman

INDEPENDENT PUBLIC ACCOUNTANTS

During our 2003 fiscal year, Ernst & Young LLP served as our independent public accountants and in that capacity rendered an opinion on our consolidated financial statements as of and for the fiscal year ended January 31, 2004. We annually review the selection of our independent public accountants and have selected Ernst & Young LLP as our independent public accountants for the current fiscal year. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

During our 2002 fiscal year, PricewaterhouseCoopers LLP served as our independent public accountants and in that capacity rendered an opinion on our consolidated financial statements as of and for the fiscal year ended February 1, 2003. The Audit Committee of the Board of Directors annually selects our independent public accountants. After consideration at several meetings, on January 30, 2003, the Audit Committee decided to request proposals from each of the four largest accounting firms, including PricewaterhouseCoopers LLP, to evaluate their capabilities in connection with retaining a firm to conduct the independent audit of the Company’s financial statements for the year ending January 31, 2004. On February 26, 2003, PricewaterhouseCoopers LLP informed the Company that it would decline to stand for selection by the Audit Committee as the Company’s independent public accountants. On April 7, 2003, the Audit Committee engaged the accounting firm Ernst & Young LLP as our independent public accountants for the 2003 fiscal year.

The reports of PricewaterhouseCoopers LLP on the financial statements for the 2002 fiscal year contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audit for the 2002 fiscal year and through February 26, 2003, there were no disagreements (as defined in Item 304(a)(1)(iv) of Commission Regulation S-K) with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years, there have been no reportable events (as defined in Item 304(a)(1)(v) of Commission Regulation S-K).

The Company requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Commission stating whether or not it agreed with the above statements. A copy of such letter, dated March 4, 2003, was filed as an exhibit to our current report on Form 8-K filed with the Commission on March 4, 2003.

Audit Fees

The aggregate audit fees payable to Ernst & Young LLP for fiscal 2003 were approximately $1,331,000 and the aggregate audit fees payable to PricewaterhouseCoopers LLP for fiscal 2002 were approximately $1,923,000. These amounts include fees for professional services rendered by Ernst & Young LLP and PricewaterhouseCoopers LLP in connection with the audit of our consolidated financial statements and reviews of our unaudited consolidated interim financial statements as well as fees for services that generally only the independent auditor can reasonably be expected to provide, including comfort letters and consultation regarding financial accounting and/or reporting standards, in each case for the relevant fiscal year.

Audit Related Fees

The aggregate fees for assurance and related services rendered by Ernst & Young LLP that were reasonably related to the audit of our consolidated financial statements for fiscal 2003 were approximately $102,000 and the aggregate fees for assurance and related services rendered by PricewaterhouseCoopers LLP that were reasonably related to the audit of our consolidated financial statements and reviews of our unaudited consolidated interim financial statements for fiscal 2002 were approximately $84,000. The fees under this category are for assurance and related services that are traditionally performed by the independent auditor and include performance of analytical and agreed upon procedures.

Tax Fees

The aggregate fees for tax services rendered by Ernst & Young LLP for fiscal 2003 were approximately $375,000 and the aggregate fees for tax services rendered by PricewaterhouseCoopers LLP for fiscal 2002 were approximately $1,454,000. Tax fees include tax compliance and advisory services, assistance with tax audits as well as expatriate tax services, in each case for the relevant fiscal year.

All Other Fees

Other than as described above, there were no other services rendered by Ernst & Young LLP for fiscal 2003. The aggregate fees for all other services rendered by PricewaterhouseCoopers LLP for fiscal 2002 were approximately $981,000. These fees relate to general consulting services and assistance in project management related to various information technology projects. Included in the amounts above are fees for fiscal 2002 payable to PricewaterhouseCoopers LLP of approximately $453,000, related to financial information systems design and implementation.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services to be provided by Ernst & Young LLP in a given fiscal year.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the meeting, each of the persons named as proxy intends to vote in accordance with his or her judgment on such matters.

STOCKHOLDER PROPOSALS

We may omit from the proxy statement and form of proxy relating to the next annual meeting of stockholders any proposals of stockholders which are intended to be presented at that meeting which are not received by the Secretary of Limited Brands at our principal executive offices on or before December 17, 2004. The deadline for submitting a stockholder proposal that is not to be included in such proxy statement and proxy is March 1, 2005.

SOLICITATION EXPENSES

We will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. Our employees may solicit proxies by telephone, mailgram, facsimile and personal solicitation, in addition to the use of the mails. We have retained Georgeson Shareholder Communications Inc., New York, New York, to help us solicit proxies relating to shares held by brokerage houses, custodians, fiduciaries and other nominees for a fee of approximately $11,000, plus expenses. We do not expect to pay any other compensation for the solicitation of proxies.

By Order of the Board of Directors

/s/ Leslie H. Wexner

Leslie H. Wexner

Chairman of the Board

APPENDIX A

LIMITED BRANDS, INC.

1993 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

(2004 Restatement)

-i-

(continued)

-ii-

LIMITED BRANDS, INC.

1993 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

(2004 Restatement)

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.01. Establishment and Effective Date. Limited Brands, Inc., a Delaware corporation (the “Company”), hereby establishes a stock incentive plan known as the “Limited Brands, Inc. 1993 Stock Option and Performance Incentive Plan (2004 Restatement)” (the “Plan”). The Plan shall become effective on March 12, 2004, subject to the approval of the Company’s stockholders at the 2004 Annual Meeting. Upon approval by the Board of Directors of the Company (the “Board”), awards may be made as provided herein, subject to shareholder approval.

1.02. Purpose. The Company desires to attract and retain the best available executive and key management associates for itself and its subsidiaries and to encourage the highest level of performance by such associates in order to serve the best interests of the Company and its stockholders. The Plan is expected to contribute to the attainment of these objectives by offering eligible associates the opportunity to acquire stock ownership interests in the Company, and other rights with respect to stock of the Company, and to thereby provide them with incentives to put forth maximum efforts for the success of the Company and its subsidiaries.

ARTICLE II

AWARDS

2.01. Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) nonstatutory stock options (“Nonstatutory Stock Options”) (unless otherwise indicated, references in the Plan to Options shall include both Incentive Stock Options and Nonstatutory Stock Options); (iii) stock appreciation rights (“Stock Appreciation Rights”), as described in Article VII, which may be awarded either in tandem with Options (“Tandem Stock Appreciation Rights”) or on a stand-alone basis (“Nontandem Stock Appreciation Rights”); (iv) shares of common stock of the Company (“Common Stock”) which are restricted as provided in Article XI (“Restricted Shares”); (v) units representing shares of Common Stock, as described in Article XII (“Performance Shares”); (vi) units which do not represent shares of Common Stock but which may be paid in the form of Common Stock, as described in Article XIII (“Performance Units”); (vii) shares of unrestricted Common Stock (“Unrestricted Shares”); and (viii) tax offset payments (“Tax Offset Payments”), as described in Article XV. “Substitute Awards” are Awards granted in assumption of, or in substitution for, any outstanding awards previously granted by a company acquired by the Company or with which the Company (or a subsidiary thereof) combines.

2.02. Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under the Plan as of the Plan’s effective date is 26,262,663 subject to adjustment pursuant to Article XVI, plus shares of Common Stock issuable upon the exercise of Substitute awards; provided, however, that no more than 21,622,969 of shares of Common Stock may be issued other than pursuant to awards of Options or SARs under the Plan. In addition, Tax Offset Payments which may be awarded under the Plan will not exceed the number of shares available for issuance under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option or any Nontandem Stock Appreciation Right under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a Stock Appreciation Right) without being exercised in whole or in part for any reason, or any Restricted Shares, Performance Shares or Performance Units are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares or units may, at the discretion of the Committee (as defined below) to the extent permissible under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Act”), be made available for subsequent awards under the Plan, upon such terms as the Committee may determine; provided, however, that the foregoing shall not apply to or in respect of Substitute Awards.

ARTICLE III

ADMINISTRATION

3.01. Committee. The Plan shall be administered by a Committee (the “Committee”) appointed by the Board and consisting of not less than two (2) members of the Board. Each member of the Committee shall be an “outside director” (within the meaning of Section 162(m) of the Code) and a “non-employee director” (within the meaning of Rule 16b-3(b)(3)(i) under the Act).

3.02. Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Nonstatutory Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights; (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; (iv) to grant Restricted Shares and to determine the term of the restricted period and other conditions and restrictions applicable to such shares; (v) to grant Performance Shares and Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such shares or units; (vi) to grant Unrestricted Shares; (vii) to determine the amount of, and to make, Tax Offset Payments; and (viii) to determine the associates to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares shall be granted.

3.03. Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause (i) transactions under the Plan to fail to comply with Section 16 of the Act or (ii) the Committee to fail to qualify as “outside directors” under Section 162(m) of the Code. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

3.04. Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all associates who have received awards under the Plan and all other interested persons.

3.05. Liability; Indemnification. No member of the Committee, nor any person to whom duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and Bylaws, as amended from time to time.

ARTICLE IV

ELIGIBILITY

4.01. Eligibility. Awards shall be limited to executive and key management associates who are regular, full-time associates of the Company and its present and future subsidiaries. In determining the associates to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature of the services rendered by such associates, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant. As used in this Plan, the term “subsidiary” shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” set forth in Section 424(f) of the Code, or any successor provision hereafter enacted. No associate may be granted in any calendar year awards covering more than 2,000,000 shares of Common Stock.

ARTICLE V

STOCK OPTIONS

5.01. Grant of Options. Options may be granted under this Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

5.02. Option Price. The option price of each Option to purchase Common Stock shall be determined by the Committee at the time of the grant, but, except in the case of Substitute Awards, shall not be less than 100 percent of the fair market value of the Common Stock subject to such Option on the date of grant. The option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Option.

5.03. Term of Options. The term of each Option granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles IX and X, except as otherwise provided in Section 6.01 with respect to ten (10) percent stockholders of the Company.

5.04. Exercise of Options. Subject to the provisions of Article XX, an Option may be exercised, in whole or in part, at such time or times as the Committee shall determine. The Committee may, in its discretion, accelerate the exercisability of any Option at any time. Options may be exercised by an associate by giving written notice to the Committee stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the Common Stock issuable upon exercise of the Option shall be made in full in cash or by certified check or, if the Committee, in its sole discretion, permits, in shares of Common Stock (valued at fair market value on the date of exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the associate, shall be delivered to the associate.

5.05. Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, the related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Common Stock.

ARTICLE VI

SPECIAL RULES APPLICABLE TO INCENTIVE STOCK OPTIONS

6.01. Ten Percent Stockholder. Notwithstanding any other provision of this Plan to the contrary, no associate may receive an Incentive Stock Option under the Plan if such associate, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

6.02. Limitation on Grants. The aggregate fair market value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an associate during any calendar year (under this Plan or any other plan of the Company or a subsidiary) shall not exceed $100,000.

6.03. Limitations on Time of Grant. No grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by stockholders.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.01. Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Committee in connection with any Option granted under the Plan, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option. Nontandem Stock Appreciation Rights may also be granted by the Committee at any time. At the time of grant of a Nontandem Stock Appreciation Right, the Committee shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 7.04 below. The base price of a Nontandem Stock Appreciation Right shall be not less than 100 percent of the fair market value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Committee shall determine.

7.02. Limitations on Exercise. Subject to the provisions of Articles IX, X and XX, a Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of a Tandem Stock Appreciation Right, shall not be available for subsequent awards under the Plan. Subject to the provisions of Article XX, a Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine.

7.03. Surrender or Exchange of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall entitle the associate to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Right is exercised over (ii) the option price per share specified in such

Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

7.04. Exercise of Nontandem Stock Appreciation Rights. The exercise of a Nontandem Stock Appreciation Right shall entitle the associate to receive from the Company that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Right is exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Right, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

7.05. Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of a Stock Appreciation Right, the Company shall (i) issue, in the name of the associate, stock certificates representing the total number of full shares of Common Stock to which the associate is entitled pursuant to Section 7.03 or 7.04 hereof, and cash in an amount equal to the fair market value, as of the date of exercise, of any resulting fractional shares, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Right in cash pursuant to Section 7.06, deliver to the associate an amount in cash equal to the fair market value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

7.06. Cash Settlement. The Committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the fair market value of such shares on the date of exercise.

ARTICLE VIII

NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

8.01. Nontransferability of Options and Stock Appreciation Rights. No Option or Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option or Stock Appreciation Right shall be subject to execution, attachment or similar process. Any attempted assignment transfer, pledge, hypothecation or other disposition of an Option or a Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. An Option or Stock Appreciation Right may be exercised by an associate only during his or her lifetime, or following his or her death pursuant to Article X.

ARTICLE IX

TERMINATION OF EMPLOYMENT

9.01. Exercise after Termination of Employment. Except as the Committee may at any time provide, in the event that the employment of an associate shall be terminated either by the associate or by the associate’s employer (for reasons other than death, disability or gross misconduct), any Option or Stock Appreciation Right granted to such associate may be exercised (to the extent that the associate was entitled to do so at the termination of his employment) at any time within one (1) year after such termination of employment. If the associate’s employment is terminated by the associate’s employer for gross misconduct, as determined by the Committee, any Option or Stock Appreciation Right granted to such associate may be exercised (to the extent that the associate was entitled to do so at the termination of his employment) at any time within thirty (30) days after such termination of employment for gross misconduct.

9.02. Total Disability. Except as the Committee may at any time provide, in the event that an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall become totally disabled, such Option or Stock Appreciation Right may be exercised at any time within three (3) months after the associate’s employment is terminated due to the total disability, to the extent that the associate was entitled to do so at the time of his termination (it being understood that such termination occurs after nine (9) months of absence from work due to the total disability). For purposes hereof, “total disability” shall have the definition set forth in the Limited Brands, Inc. Long-Term Disability Plan, which definition is hereby incorporated by reference.

ARTICLE X

DEATH OF ASSOCIATE

10.01. Death of Associate While Employed. If an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall die while employed by the Company or one of its subsidiaries, such Option or Stock Appreciation Right shall become fully exercisable by the associate’s beneficiary (as indicated on the appropriate form provided by the Committee), or if no beneficiary is so indicated, then by the estate or person who acquires the right to exercise such Option or Stock Appreciation Right upon his or her death by bequest or inheritance. Such exercise may occur at any time within one (1) year after the date of the associate’s death or such other period as the Committee may at any time provide, but in no case later than the date on which the Option or Stock Appreciation Right terminates.

10.02. Death of Associate Following Termination of Employment. If an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall die after the termination of his employment, but before the end of the period provided under the Plan by which a terminated associate may exercise such Option or Stock Appreciation Right, such Option or Stock Appreciation Right may be exercised, to the extent that the associate was entitled to do so at the time of his death, by the associate’s beneficiary (as indicated on the appropriate form provided by the Committee), or if no beneficiary is so indicated, then by the estate or person who acquires the right to exercise such Option or Stock Appreciation Right upon his or her death by bequest or inheritance. Such exercise may occur at any time within the period in which the terminated associate could have exercised such Option or Stock Appreciation Right if he had not died, or such other period as the Committee may at any time provide, but in no case later than the date on which the Option or Stock Appreciation Right terminates.

ARTICLE XI

RESTRICTED SHARES

11.01. Grant of Restricted Shares. The Committee may from time to time cause the Company to grant Restricted Shares under the Plan to associates, subject to such restrictions, conditions and other terms as the Committee may determine.

11.02. Restrictions. At the time a grant of Restricted Shares is made, the Committee shall establish a period of time (the “Restricted Period”) applicable to such Restricted Shares. Each grant of Restricted Shares may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Shares. Except with respect to grants of Restricted Shares intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the

Committee with respect to such Restricted Shares. Upon the death of an associate, any restrictions applicable to Restricted Shares which have been granted to such associate shall be deemed to have been satisfied and the Restricted Period, if any, applicable to Restricted Shares held by such associate, shall be deemed to have expired.

11.03. Restricted Stock Certificates. If the Committee deems it necessary or appropriate, the Company may issue, in the name of each associate to whom Restricted Shares have been granted, stock certificates representing the total number of Restricted Shares granted to the associate, provided that such certificates bear an appropriate legend or other restriction on transfer. The Secretary of the Company shall hold such certificates, properly endorsed for transfer, for the associate’s benefit until such time as the Restricted Shares are forfeited to the Company, or the restrictions lapse.

11.04. Rights of Holders of Restricted Shares. Except as determined by the Committee either at the time Restricted Shares are awarded or any time thereafter prior to the lapse of the restrictions, holders of Restricted Shares shall not have the right to vote such shares or the right to receive any dividends with respect to such shares. All distributions, if any, received by an associate with respect to Restricted Shares as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article XI.

11.05. Forfeiture. Except as provided in Article XX and as the Committee may at any time provide, any Restricted Shares granted to an associate pursuant to the Plan shall be forfeited if the associate’s employment with the Company or its subsidiaries is terminated either by the associate or his employer for reasons other than death prior to the expiration or termination of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Secretary of the Company shall either cancel or retain in its treasury the Restricted Shares that are forfeited to the Company.

11.06. Delivery of Restricted Shares. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the associate or the associate’s beneficiary or estate, as the case may be.

11.07. Performance-based Objectives. At the time of the grant of Restricted Shares to an associate, and prior to the beginning of the performance period to which performance objectives relate, the Committee may establish performance objectives based on any one or more of the following: price of Company Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be based entirely on financial measures. The Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

11.08. Restricted Share Units. The Committee may permit an associate who has been designated to receive a Restricted Share award to elect to receive such Restricted Share award in the form of Restricted Share Units. Each “Restricted Share Unit” represents the right to receive a share of Common Stock in the future, provided that the restrictions and conditions designated by the Committee at the time of grant are satisfied. Such Restricted Share Unit award shall be subject to the same restrictions, conditions and forfeiture provisions as the Restricted Share award that it replaces. Except as determined otherwise by the Committee, during the Restricted Period with respect to such Restricted Share Units, associates shall not have the right to receive any dividends with respect to such Restricted Share Units. After the end of the Restricted Period and prior to the time that shares of Common

Stock are transferred to the associate, the associate shall be credited with “dividend equivalents” with respect to each outstanding Restricted Share Unit in an amount equal to the amount the associate would have received as dividends if the Restricted Shares Units were actual shares of Common Stock. Such dividend equivalents will be converted into additional Restricted Share Units based on the value of the Common Stock on the dividend payment date, in accordance with the procedures established by the Committee. All elections with respect to Restricted Share Units under this Section 11.08 and Section 11.09 must be made in accordance with procedures established by the Committee and any election not made in accordance with such procedures shall be disregarded.

At no time shall any assets of the Company be segregated for payment of Restricted Share Units hereunder. Associates who have elected to receive Restricted Shares in the form of Restricted Share Units shall at all times have the status of general unsecured creditors of the Company and shall not have any rights in or against specific assets of the Company. The Plan constitutes a mere promise by the Company to make payments on Restricted Share Units in the future.

11.09. Payment of Restricted Share Units. Restricted Share Units are payable solely in shares of unrestricted Common Stock. Shares attributable to Restricted Share Units that are vested on the associate’s termination of employment shall be transferred to the associate in a single distribution, or may be distributed in substantially equal annual installments of up to ten years following such termination of employment, as elected by the associate at the time the award is made. The associate may annually change his or her election to any allowable alternative distribution period by submitting such election to the Committee at least 12 months prior to termination of employment. Any distribution election that is made less than 12 months prior to termination of employment shall be disregarded and, if no valid distribution election is on file at termination of employment, such shares shall be transferred as soon as administratively practicable in a single distribution. If installment distributions are elected, the initial installment shall be made on or before April 30 of the calendar year following the calendar year in which such termination of employment occurred. Subsequent installments shall be made on each anniversary of the initial installment and shall continue for the duration of the selected distribution period. If the associate dies prior to the time all shares have been distributed, distribution shall be made to the associate’s beneficiary or estate, in accordance with the distribution period elected by the associate. An associate shall have no rights as a shareholder with respect to Restricted Share Units until such time, if any, as shares of Common Stock are transferred to the associate (or his or her beneficiary or estate, if applicable).

ARTICLE XII

PERFORMANCE SHARES

12.01. Award of Performance Shares. For each Performance Period (as defined in Section 12.02), Performance Shares may be granted under the Plan to such associates of the Company and its subsidiaries as the Committee shall determine. Each Performance Share shall be deemed to be equivalent to one (1) share of Common Stock. Performance Shares granted to an associate shall be credited to an account (a “Performance Share Account”) established and maintained for such associate.

12.02. Performance Period. “Performance Period” shall mean such period of time as shall be determined by the Committee in its sole discretion. Different Performance Periods may be established for different associates receiving Performance Shares. Performance Periods may run consecutively or concurrently.

12.03. Right to Payment of Performance Shares. With respect to each award of Performance Shares under this Plan, the Committee shall specify performance objectives (the “Performance Objectives”) which must be satisfied in order for the associate to vest in the Performance Shares which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an associate for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Shares have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, full vested Performance Shares to the associate. The Committee may also determine, in its sole discretion, that Performance Shares awarded to an associate shall become partially or fully vested upon the associate’s death, total disability (as defined in Article IX) or retirement, or upon the termination of the associate’s employment prior to the end of the Performance Period.

12.04. Payment for Performance Shares. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 12.03). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Shares shall be granted to the associate pursuant to Section 12.03. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Company shall pay to the associate an amount with respect to each vested Performance Share equal to the fair market value of a share of Common Stock on such payment date or, if the Committee shall so specify at the time of grant, an amount equal to (i) the fair market value of a share of Common Stock on the payment date less (ii) the fair market value of a share of Common Stock on the date of grant of the Performance Share. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine.

12.05. Voting and Dividend Rights. Except as the Committee may otherwise provide, no associate shall be entitled to any voting rights, to receive any dividends, or to have his or her Performance Share Account credited or increased as a result of any dividends or other distribution with respect to Common Stock. Notwithstanding the foregoing, within sixty (60) days from the date of payment of a dividend by the Company on its shares of Common Stock, the Committee, in its discretion, may credit an associate’s Performance Share Account with additional Performance Shares having an aggregate fair market value equal to the dividend per share paid on the Common Stock multiplied by the number of Performance Shares credited to his or her account at the time the dividend was declared.

ARTICLE XIII

PERFORMANCE UNITS

13.01. Award of Performance Units. For each Performance Period (as defined in Section 12.2), Performance Units may be granted under the Plan to such associates of the Company and its subsidiaries as the Committee shall determine. The award agreement covering such Performance Units shall specify a value for each Performance Unit or shall set forth a formula for determining the value of each Performance Unit at the time of payment (the “Ending Value”). If necessary to make the calculation of the amount to be paid to the associate pursuant to Section 13.03, the Committee shall also state in the award agreement the initial value of each Performance Unit (the “Initial Value”). Performance Units granted to an associate shall be credited to an account (a “Performance Unit Account”) established and maintained for such associate.

13.02. Right to Payment of Performance Units. With respect to each award of Performance Units under this Plan, the Committee shall specify Performance Objectives which must be satisfied in order for the associate to vest in the Performance Units which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an associate for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Units have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Units to the associate. The Committee may also determine, in its sole discretion, that Performance Units awarded to an associate shall become partially or fully vested upon the associate’s death, total disability (as defined in Article IX) or retirement, or upon the termination of employment of the associate by the Company.

13.03. Payment for Performance Units. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 13.02). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Units shall be granted to the associate pursuant to Section 13.02. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine, the Company shall pay to the associate an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Ending Value of the Performance Unit less (ii) the Initial Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine.

ARTICLE XIV

UNRESTRICTED SHARES

14.01. Award of Unrestricted Shares. The Committee may cause the Company to grant Unrestricted Shares to associates at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

14.02. Delivery of Unrestricted Shares. The Company shall issue, in the name of each associate to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the associate, and shall deliver such certificates to the associate as soon as reasonably practicable after the date of grant or on such later date as the Committee shall determine at the time of grant.

ARTICLE XV

TAX OFFSET PAYMENTS

15.01. Tax Offset Payments. The Committee shall have the authority at the time of any award under this Plan or anytime thereafter to make Tax Offset Payments to assist associates in paying income taxes incurred as a result of their participation in this Plan. The Tax Offset Payments shall be determined by multiplying a percentage established by the Committee by all or a portion (as the Committee shall determine) of the taxable income recognized by an associate upon (i) the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right, (ii) the disposition of shares received upon exercise of an Incentive Stock Option, (iii) the lapse of restrictions on Restricted Shares, (iv) the award of Unrestricted Shares, or (v) payments for Performance Shares or Performance Units. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Company to assist associates in paying income taxes incurred as a result of the events described in the preceding sentence. Tax Offset Payments shall be subject to the restrictions on transferability applicable to Options and Stock Appreciation Rights under Article VIII.

ARTICLE XVI

ADJUSTMENTS

16.01. Adjustments. Notwithstanding any other provision of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Stock Appreciation Rights, Restricted Shares or Performance Shares as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, extraordinary cash dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

ARTICLE XVII

AMENDMENT AND TERMINATION

17.01. Amendment And Termination. The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would constitute a “material revision” of the Plan within the meaning of New York Stock Exchange Rule 303A(8) shall be subject to the approval of the Company’s stockholders. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the associate to whom an award shall theretofore have been granted, adversely affect the rights of such associate under such award.

ARTICLE XVIII

WRITTEN AGREEMENT

18.01. Written Agreements. Each award of Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units, Unrestricted Shares and Tax Offset Payments shall be evidenced by a written agreement, executed by the associate and the Company, and containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

ARTICLE XIX

CHANGE IN CONTROL

19.01. Definition of Change in Control. For purposes of this Plan, a Change in Control means, and shall be deemed to have occurred upon, the occurrence of any of the following events:

(a)	Any Person (other than an Excluded Person) becomes, together with all “affiliates” and “associates” (each as defined under Rule 12b-2 of the Exchange Act) “beneficial owner” (as defined under Rule 13d-3 of the Exchange Act) of securities representing 33% or more of the combined voting power of the Voting Stock of Limited Brands, Inc. then outstanding, unless such Person becomes “beneficial owner” of 33% or more of the combined voting power of such Voting Stock then outstanding solely as a result of an acquisition of such Voting Stock by Limited Brands, Inc. which, by reducing the Voting Stock of Limited Brands, Inc. outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all “affiliates” and “associates” of such Person) to 33% or more of the combined voting power of the Voting Stock of Limited Brands, Inc. then outstanding; provided, that if a Person shall become the “beneficial owner” of 33% or more of the combined voting power of the Voting Stock of Limited Brands, Inc. then outstanding by reason of such Voting Stock acquisition by Limited Brands, Inc. and shall thereafter become the “beneficial owner” of any additional Voting Stock of Limited Brands, Inc. which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 33% or more of the combined voting power of the Voting Stock of Limited Brands, Inc. then outstanding, such Person shall, upon becoming the “beneficial owner” of such additional Voting Stock of Limited Brands, Inc., be deemed to have become the “beneficial owner” of 33% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by Limited Brands, Inc.;

(b)

During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board of Directors of Limited Brands, Inc. (and any new Director, whose election by such Board or nomination for election by the stockholders of Limited Brands, Inc. was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting such Board;

(c)	A reorganization, merger or consolidation of Limited Brands, Inc. is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners” of the Voting Stock of Limited Brands, Inc. outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the voting power of the outstanding Voting Stock of Limited Brands, Inc.) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board of Directors of Limited Brands, Inc. at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

(d)	The consummation of (i) a complete liquidation or dissolution of Limited Brands, Inc. or (ii) the sale or other disposition of all or substantially all of the assets of Limited Brands, Inc., other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners” of the Voting Stock of Limited Brands, Inc. outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the voting power of the outstanding Voting Stock of Limited Brands, Inc.) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board of Directors of Limited Brands, Inc. at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of Limited Brands, Inc.;

(e)	The occurrence of any transaction or event that the Board of Directors of Limited Brands, Inc., in its sole discretion, designates a “Change in Control”; or

(f)	Any event constituting a Change in Control pursuant to any employment or similar agreement between an associate and his employer.

Not withstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to an associate, if the associate is part of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the Effective Date, which consummates the Change in Control transaction. In addition, for purposes of the definition of “Change in Control” a Person engaged in business as an underwriter of securities shall not be deemed to be the “beneficial owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition. “Excluded Person” shall mean (i) Limited Brands, Inc.; (ii) any of Limited Brands, Inc.’s Subsidiaries; (iii) any Holding Company; (iv) any employee benefit plan of Limited Brands, Inc., any of its Subsidiaries or a Holding Company; or (v) any Person organized, appointed or established by Limited Brands, Inc., any of its Subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause (iv). “Person” shall mean any individual composition, partnership, limited liability company, associations, trust or other entity or organization. “Holding Company” shall mean an entity that becomes a holding company for Limited Brands, Inc. or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the “beneficial owners”, respectively, of the Voting Stock of Limited Brands, Inc. outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock of Limited Brands, Inc. “Voting Stock” shall mean securities of the Company entitled to vote generally in the election of the Company’s Board of Directors.

19.02. Effect of Change in Control. Immediately upon a Change in Control with respect to an associate, (i) Options and Stock Appreciation Rights granted to such associate which are not yet exercisable shall become fully exercisable; and (ii) any restrictions applicable to any Restricted Shares and Restricted Share Units awarded to such associate shall be deemed to have been satisfied and the Restricted Period, if any, applicable to such Restricted Shares and Restricted Share Units held by such associate shall be deemed to have expired.

ARTICLE XX

MISCELLANEOUS PROVISIONS

20.01. Fair Market Value. “Fair market value” for purposes of this Plan shall be the closing price of the Common Stock as reported on the principal exchange on which the shares are listed for the date on which the grant, exercise or other transaction occurs, or if there were no sales on such date, the most recent prior date on which there were sales.

20.02. Tax Withholding. The Company shall have the right to require associates or their beneficiaries or legal representatives to remit to the Company an amount sufficiently to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan, including Tax Offset Payments, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to an associate in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Committee may, in its discretion, permit an associate to satisfy his or her tax withholding obligation either by (i) surrendering shares owned by the associate or (ii) having the Company withhold from shares otherwise deliverable to the associate. Shares surrendered or withheld shall be valued at their fair market value as of the date on which income is required to be recognized for income tax purposes. In the case of an award of Incentive Stock Options, the foregoing right shall be deemed to be provided to the associate at the time of such award.

20.03. Compliance With Section 16(b) and Section 162(m). In the case of associates who are or may be subject to Section 16 of the Act, it is the intent of the corporation that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to associates who are or may be subject to Section 16 of the Act. If any award hereunder is intended to qualify as performance-based for purposes of Section 162(m) of the Code, the Committee shall not exercise any discretion to increase the payment under such award except to the extent permitted by Section 162(m) and the regulations thereunder.

20.04. Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

20.05. General Creditor Status. Associates shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any associate or beneficiary or legal representative of such associate. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

20.06. No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article XVIII, nor the grant of any award, shall confer upon any associate any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such associate’s employment at any time.

20.07. Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the associate at the associate’s address set forth in the books and records of the Company or its subsidiaries, or (b) to the Company or the Committee at the principal office of the Company.

20.08. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.09. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

20.10. Term of Plan. Unless earlier terminated pursuant to Article XVII hereof, the Plan shall terminate on March 11, 2014.

APPENDIX B

LIMITED BRANDS, INC.

Audit Committee Charter

Adopted February 6, 2004

Purpose

The Audit Committee of the Board of Directors is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (ii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function. The Audit Committee shall also fulfill the other responsibilities set forth in this Charter.

Membership

The Audit Committee shall consist of at least three members, comprised solely of directors meeting the independence, experience, financial literacy and expertise requirements of the New York Stock Exchange and other applicable laws and regulations. At least one member of the committee will be an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Nominating and Corporate Governance Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chair of the Audit Committee.

Authority and Responsibilities

In addition to any other responsibilities that may be assigned from time to time by the Board, the Audit Committee is responsible for the following matters.

Independent Auditors

•	The Audit Committee has the sole authority to appoint, compensate, retain, oversee and terminate the Company’s independent auditors. The Audit Committee shall pre-approve the audit services and non-audit services to be provided by the Company’s independent auditors. The independent auditor shall report directly to the Audit Committee. The Audit Committee may consult with management in the decision making process, but may not delegate this authority to management.

•	The Audit Committee shall review the scope and staffing of the independent auditors’ annual audit plan(s).

•	The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board on at least an annual basis. As part of such evaluation, at least annually, the Audit Committee shall:

•	obtain and review a report or reports from the Company’s independent auditors:

•	describing the independent auditors’ internal quality-control procedures;

•	describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

•	describing all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1; and

•	assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

•	consider such other factors concerning the independent auditors’ qualifications, performance and independence as the Audit Committee determines to be appropriate, including, among other things, review and evaluation of the lead partner and consideration as to whether audit engagement team members as well as the independent auditors themselves should be rotated more frequently than is required by law; and

•	obtain the opinion of management and the internal auditors of the independent auditors’ qualifications, performance and independence.

•	The Audit Committee shall establish policies for the Company’s hiring of current or former employees of the independent auditors.

Internal Auditors

•	At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan and results. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors.

Financial Statements, Disclosure and Certain Related Matters

•	The Audit Committee shall review and discuss with management, the internal auditors and the independent auditors (as may be required by the rules of the New York Stock Exchange and other applicable laws and regulations and, in addition, as the Audit Committee deems it appropriate):

•	the annual audited financial statements, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-K, and recommend to the Board whether the audited financial statement should be included in the Company’s 10-K;

•	the quarterly financial statements, and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-Q;

•	any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues, estimates, judgments and methodologies relating to the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the critical accounting policies and practices of the Company;

•	off-balance sheet transactions and structures;

•	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

•	regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

•	The Audit Committee shall review, in conjunction with management, the Company’s policies generally with respect to the Company’s earnings press releases and with respect to financial information and earnings guidance provided to analysts and rating agencies, including in each case the type and presentation of information to be disclosed, paying particular attention to the use of non-GAAP financial information.

•

The Audit Committee shall, in conjunction with the CEO and CFO of the Company, review the Company’s internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

•	The Audit Committee shall review and discuss with the independent auditors any significant audit problems or difficulties and management’s response thereto or other resolution thereof, including those matters required to be discussed with the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61.

•	The Audit Committee shall have sole authority over the resolution of any disagreements between management and the independent auditor regarding the Company’s financial reporting.

•	The Audit Committee shall prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Other Risk Management Matters

•	The Audit Committee shall review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.

Other Compliance Matters

•	The Audit Committee shall establish procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

•	The Audit Committee shall review periodically with management, including the General Counsel, and the independent auditors significant legal or regulatory matters affecting the Company as well as significant matters arising under the Company’s code of business conduct.

Reporting to the Board

•	The Audit Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, the performance of the internal audit function, any funding requirements for the outside auditors, Audit Committee and any advisors retained by the Audit Committee to assist it in its responsibilities and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board.

•	At least annually, the Audit Committee shall evaluate its own performance and report to the Board on such evaluation.

•	The Audit Committee will review and reassess the adequacy of this charter and recommend any proposed changes to the Nominating and Corporate Governance Committee.

Procedures

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chair of the Audit Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

The Audit Committee shall meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditors.

The Audit Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to meet with any members of, or advisors to, the Audit Committee. The Company shall provide funding, as determined by the Audit Committee, for payment of compensation to the independent auditors and to any advisors retained by the Audit Committee.

The Audit Committee may delegate its authority to subcommittees or the Chair of the Audit Committee when it deems appropriate and in the best interests of the Company, provided that periodic reports by the parties receiving any such delegation are made to the full Committee in accordance with the terms of the delegation.

Limitations Inherent in the Audit Committee’s Role

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors. Furthermore, while the Audit Committee is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company’s exposure to risk.

LIMITED BRANDS, INC. THREE LIMITED PARKWAY P.O. BOX 16000 COLUMBUS, OH 43230

Internet and Telephone Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Central Time on May 16, 2004. Have your proxy card in hand when you call and then follow the instructions.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Central Time on May 16, 2004. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Limited Brands, Inc. c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by telephone or Internet, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LBRAND	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIMITED BRANDS, INC. PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS. A. Election of Directors

1. The Board of Directors recommends a vote “FOR” the nominated Directors.	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below.

01 – Eugene M. Freedman	☐	☐	☐
02 – V. Ann Hailey 03 – David T. Kollat 04 – Leslie H. Wexner

B. Issue

2. The Board of Directors recommends a vote “FOR” the following proposal.	For	Against	Abstain

To adopt the 2004 Restatement of the 1993 Stock Option and Performance Incentive Plan (as amended and restated, the “Stock Plan”) to increase the number of shares of Common Stock issuable under the predecessor to the Stock Plan.

	☐	☐	☐

C. Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 14, 2004.

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If stock is held jointly, signature should include both names. Executors, Administrators, Trustees, Guardians and others signing in a representative capacity should indicate full titles.

For address changes/comments, please check this box and write them on the back where indicated ☐

Please indicate if you plan to attend this meeting ☐ ☐ Yes No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Proxy – Limited Brands, Inc. This Proxy is Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on May 17, 2004

The undersigned hereby appoints Leslie H. Wexner, Leonard A. Schlesinger and V. Ann Hailey, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of Common Stock of Limited Brands, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 17, 2004 at 9:00 a.m., Eastern Time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

SAID PROXIES ARE DIRECTED TO VOTE AS MARKED ON THE REVERSE SIDE AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)